                                                                  Execution Copy

--------------------------------------------------------------------------------


                          WESTERN GAS RESOURCES, INC.

                                      AND

                                   GUARANTORS

                                       TO



                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,

                                    Trustee


                            _______________________


                                   INDENTURE



                           Dated as of June 15, 1999

                            ________________________

                                  $225,000,000

                       SENIOR SUBORDINATED NOTES DUE 2009





--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                  ARTICLE 1.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions............................................ 1
Section 1.02.    Incorporation by Reference of Trust Indenture Act......34
Section 1.03.    Rules of Construction..................................35

                                  ARTICLE 2.

                                THE SECURITIES

Section 2.01.    Form and Dating........................................35
Section 2.02.    Execution and Authentication...........................37
Section 2.03.    Paying Agent to Hold Money in Trust....................37
Section 2.04.    Holder Lists...........................................38
Section 2.05.    Transfer and Exchange..................................38
Section 2.06.    Replacement Securities.................................50
Section 2.07.    Outstanding Securities.................................51
Section 2.08.    Treasury Securities....................................51
Section 2.09.    Temporary Securities...................................52
Section 2.10.    Cancellation...........................................52
Section 2.11.    Defaulted Interest.....................................52
Section 2.12.    Methods of Receiving Payment on the Notes..............52
Section 2.13     Registrar and Paying Agent.............................53

                                  ARTICLE 3.

                          SATISFACTION AND DISCHARGE

Section 3.01.  Satisfaction and Discharge of Indenture..................53
Section 3.02.  Application of Trust Money...............................54

                                  ARTICLE 4.

                                   REMEDIES

Section 4.01.    Events of Default......................................55
Section 4.02.    Acceleration of Maturity; Rescission and Annulment.....57

Section 4.03.    Collection of Indebtedness and Suits for Enforcement by
                 Trustee.....................................................58
Section 4.04.    Trustee May File Proofs of Claim............................59
Section 4.05.    Trustee May Enforce Claims Without Possession of Securities.60
Section 4.06.    Application of Money Collected..............................60
Section 4.07.    Limitation on Suits.........................................60
Section 4.08.    Unconditional Right of Holders to Receive Principal,
                 Premium and Interest........................................61
Section 4.09.    Restoration of Rights and Remedies..........................61
Section 4.10.    Rights and Remedies Cumulative..............................61
Section 4.11.    Delay or Omission Not Waiver................................61
Section 4.12.    Control by Holders..........................................62
Section 4.13.    Waiver of Past Defaults.....................................62
Section 4.14.    Undertaking for Costs.......................................62
Section 4.15.    Waiver of Stay, Extension, or Usury Laws....................63

                                  ARTICLE 5.

                                  THE TRUSTEE

Section 5.01.    Certain Duties and Responsibilities.........................63
Section 5.02.    Notice of Defaults..........................................64
Section 5.03.    Certain Rights of Trustee...................................64
Section 5.04.    Not Responsible for Recitals or Issuance of Securities......65
Section 5.05.    May Hold Securities.........................................65
Section 5.06.    Money Held in Trust.........................................66
Section 5.07.    Compensation and Reimbursement..............................66
Section 5.08.    Administrative Expense......................................66
Section 5.09.    Disqualification; Conflicting Interests.....................67
Section 5.10.    Corporate Trustee Required; Eligibility.....................67
Section 5.11.    Resignation and Removal; Appointment of Successor...........67
Section 5.12.    Acceptance of Appointment by Successor......................68
Section 5.13.    Merger, Conversion, Consolidation or Succession to Business.69
Section 5.14.    Preferential Collection of Claims Against Company...........69
Section 5.15.    Appointment of Authenticating Agent.........................69

                                  ARTICLE 6.

                        REPORTS BY TRUSTEE AND COMPANY

Section 6.01.    Preservation of Information; Communications to Holders......71
Section 6.02.    Reports by Trustee..........................................71
Section 6.03.    Reports by Company..........................................71

                                  ARTICLE 7.

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01.    Company May Consolidate, etc., Only on Certain Terms........72
Section 7.02.    Successor Substituted.......................................73

                                  ARTICLE 8.

                                  AMENDMENTS

Section 8.01.    Without Consent of Holders..................................74
Section 8.02.    With Consent of Holders.....................................74
Section 8.03.    Execution of Amendments or Supplemental Indentures..........75
Section 8.04.    Effect of Amendments or Supplemental Indentures.............75
Section 8.05.    Conformity with Trust Indenture Act.........................76
Section 8.06.    Reference in Securities to Amendments or Supplemental
                 Indentures..................................................76
Section 8.07.    Notice of Amendments or Supplemental Indenture..............76
Section 8.08.    Effect on Senior Debt.......................................76
Section 8.09.    Payments for Consent........................................76

                                  ARTICLE 9.

                                   COVENANTS

Section 9.01.    Payment of Principal, Premium and Interest..................77
Section 9.02.    Maintenance of Office or Agency.............................77
Section 9.03.    Money for Securities Payments to Be Held in Trust...........77
Section 9.04.    Statement by Officers as to Default.........................79
Section 9.05.    Existence...................................................79
Section 9.06.    Maintenance of Properties...................................80
Section 9.07.    Payment of Taxes and Other Claims...........................80
Section 9.08.    Limitation on Restricted Payments...........................80
Section 9.09.    Limitation on Dividends and Other Payment Restrictions
                 Affecting Subsidiaries......................................84
Section 9.10.    Limitation on Transactions with Affiliates..................86
Section 9.11.    Limitation on Indebtedness..................................87
Section 9.12.    Limitation on Issuance of Subsidiary Guarantees of
                 Indebtedness................................................89
Section 9.13.    Limitation on Liens.........................................89
Section 9.14.    Limitation on Certain Asset Dispositions....................90
Section 9.15.    No Layering of Indebtedness.................................91
Section 9.16.    Additional Subsidiary Guarantees............................91

Section 9.17.     Designation of Restricted and Unrestricted Subsidiaries...92

                                  ARTICLE 10.

                           REDEMPTION OF SECURITIES

Section 10.01.    Right of Redemption.......................................92
Section 10.02.    Applicability of Article..................................93
Section 10.03.    Election to Redeem; Notice to Trustee.....................94
Section 10.04.    Selection by Trustee of Securities to Be Redeemed.........94
Section 10.05.    Notice of Redemption......................................94
Section 10.06.    Deposit of Redemption Price...............................95
Section 10.07.    Securities Payable on Redemption Date.....................96
Section 10.08.    Securities Redeemed in Part...............................96
Section 10.09     Offer to Purchase by Application of Excess Proceeds.......96

                                  ARTICLE 11.

                          SUBORDINATION OF THE NOTES

Section 11.01.    Agreement to Subordinate..................................98
Section 11.02.    Liquidation; Dissolution; Bankruptcy......................99
Section 11.03.    Default on Senior Debt of the Company....................100
Section 11.04.    Acceleration of Payment of Notes.........................101
Section 11.05.    When Distribution Must Be Paid Over......................101
Section 11.06.    Subrogation..............................................102
Section 11.07.    Relative Rights..........................................102
Section 11.08.    Subordination May Not Be Impaired by the Company.........102
Section 11.09.    Rights of Trustee and Paying Agent.......................102
Section 11.10.    Distribution of Notice to Representative.................103
Section 11.11.    Trust Moneys Not Subordinated............................103
Section 11.12.    Trustee Entitled To Rely.................................103
Section 11.13.    Trustee To Effectuate Subordination......................104
Section 11.14.    Trustee Not Fiduciary for Holders of Senior Debt of
                  the Company..............................................104
Section 11.15.    Reliance by Holders of Senior Debt of the Company
                  on Subordination Provisions..............................104
Section 11.16.    Proofs of Claim..........................................105
Section 11.17.    Rights of Trustee as Holder of Senior Debt of
                  the Company; Preservation of Trustee's Rights............105
Section 11.18.    Article Applicable to Paying Agents......................105
Section 11.19.    Liquidation, Dissolution and Bankruptcy..................106

                                  ARTICLE 12.

                             SUBSIDIARY GUARANTEES

Section 12.01.    Guarantees.................................................106
Section 12.02.    Limitation on Liability....................................108
Section 12.03.    Successors and Assigns.....................................108
Section 12.04.    No Waiver..................................................109
Section 12.05.    Modification...............................................109
Section 12.06.    Certain Restrictions.......................................109
Section 12.07.    Release of Guarantor.......................................109
Section 12.08.    Execution of Supplemental Indenture for Future Guarantors..110

                                  ARTICLE 13.

                    SUBORDINATION OF SUBSIDIARY GUARANTEES

Section 13.01.    Agreement to Subordinate...................................111
Section 13.02.    Liquidation; Dissolution; Bankruptcy.......................111
Section 13.03.    Default on Guarantor Senior Debt of a Guarantor............112
Section 13.04.    Acceleration of Payment of Notes...........................114
Section 13.05.    When Guarantee Payment Must Be Paid Over...................114
Section 13.06.    Subrogation................................................114
Section 13.07.    Relative Rights............................................114
Section 13.08.    Subordination May Not be Impaired by the Guarantor.........115
Section 13.09.    Rights of Trustee and Paying Agent.........................115
Section 13.10.    Distribution of Notice to Representative...................115
Section 13.11.    Trust Moneys Not Subordinated..............................115
Section 13.12.    Trustee Entitled to Rely...................................116
Section 13.13.    Trustee to Effectuate Subordination........................116
Section 13.14.    Trustee Not Fiduciary for Holders of Guarantor
                  Senior Debt of the Guarantors..............................116
Section 13.15.    Reliance by Holders of Guarantor Senior Debt of
                  the Guarantors on Subordination Provisions.................117
Section 13.16.    Proofs of Claim............................................117
Section 13.17.    Rights of Trustee as Holder of Guarantor Senior
                  Debt of the Guarantors; Preservation of Trustee's Rights...117
Section 13.18.    Article Applicable to Paying Agents........................117
Section 13.19.    Liquidation, Dissolution and Bankruptcy....................118

                                  ARTICLE 14.

                      CHANGE OF CONTROL TRIGGERING EVENT

Section 14.01.    Change of Control Triggering Event........................118
Section 14.02.    Change of Control.........................................118

                                  ARTICLE 15.

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 15.01.    Company's Option to Effect Defeasance or Covenant
                  Defeasance...............................................120
Section 15.02.    Defeasance and Discharge.................................120
Section 15.03.    Covenant Defeasance......................................121
Section 15.04.    Conditions to Defeasance or Covenant Defeasance..........121
Section 15.05.    Deposited Money and Government Securities to be Held
                  in Trust; Other Miscellaneous Provisions.................123
Section 15.06.    Reinstatement............................................124

                                  ARTICLE 16.

                                 MISCELLANEOUS

Section 16.01.    Compliance Certificates and Opinions.....................124
Section 16.02.    Form of Documents Delivered to Trustee...................125
Section 16.03.    Acts of Holders; Record Dates............................125
Section 16.04.    Notices..................................................126
Section 16.05.    Conflict with Trust Indenture Act........................128
Section 16.06.    Effect of Headings and Table of Contents.................128
Section 16.07.    Successors and Assigns...................................128
Section 16.08.    Separability Clause......................................128
Section 16.09.    Benefits of Indenture....................................128
Section 16.10.    Governing Law............................................129
Section 16.11.    Legal Holidays...........................................129
Section 16.12.    No Recourse Against Others...............................129
Section 16.13.    Multiple Originals.......................................129

                             CROSS-REFERENCE TABLE

                     TIA                     Indenture
                   Section                    Section
                   -------                   ---------
                   310(a)(1)....................5.10
                   (a)(2).......................5.10
                   (a)(3).......................N.A.
                   (a)(4).......................N.A.
                   (b)..........................5.09; 5.10
                   (c)..........................N.A.
                   311(a).......................5.14
                   (b)..........................5.14
                   (c)..........................N.A.
                   312(a).......................2.04
                   (b)..........................16.03
                   (c)..........................16.03
                   313(a).......................6.02
                   (b)(1).......................N.A.
                   (b)(2).......................6.02
                   (c)..........................16.04
                   (d)..........................6.02
                   314(a).......................6.03; 16.02
                   (b)..........................N.A.
                   (c)(1).......................16.01
                   (c)(2).......................16.01
                   (c)(3).......................N.A.
                   (d)..........................N.A.
                   (e)..........................16.01
                   (f)..........................N.A.
                   315(a).......................5.01
                   (b)..........................5.02; 16.04
                   (c)..........................5.01
                   (d)..........................5.01
                   (e)..........................4.14
                316(a)(last sentence)...........2.08
                   (a)(1)(A)....................4.12
                   (a)(1)(B)....................4.13
                   (a)(2).......................N.A.
                   (b)..........................4.08
                   317(a)(1)....................4.03
                   (a)(2).......................4.04

                  TIA                     Indenture
                Section                    Section
                -------                   ---------

                   (b).......................2.03
                318(a).......................16.05

                        N.A. Means Not Applicable.

_______________
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                       SENIOR SUBORDINATED NOTES DUE 2009



     INDENTURE, dated as of June 15, 1999 among Western Gas Resources, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 12200 North Pecos Street, Denver, Colorado 80234, the Guarantors identified on the signature pages hereto, and Chase Bank of Texas, National Association, a national banking association and trust company, as Trustee (herein called the "Trustee").

                                    RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured, senior subordinated debentures, notes or other evidences of indebtedness (herein called the "Initial Notes"), to be issued in one or more series as in this Indenture provided which, subject to certain conditions, are exchangeable for notes that are registered under the Securities Act (the "Exchange Notes" and together with the Initial Notes, the "Notes" or the "Securities").

     All things necessary to make the Securities and the Subsidiary Guarantees, when executed by the Company and the Guarantors and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, the valid obligations of the Company and the Guarantors, and to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions
              -----------

     "144A Global Security" means a global security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or assumed in connection with an acquisition by such Person of the properties and assets of any Person which constitute all or substantially all of the properties and assets of such Person or any division or line of business or business segment of such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person or such acquisition; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 16.03(a).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the foregoing, any Person who enters with the Company or any of its Subsidiaries into any Permitted Business Investment (including, without limitation, any Person who has an ownership, management or operating position in any Permitted Business Investment), and any Person created as a result of the foregoing, shall not be deemed to be an Affiliate for purposes of this Indenture solely by reason of entering into, or owning an ownership, management or operating position in, a Permitted Business Investment or being a Person so created, as the case may be.

     "Affiliate Transaction" has the meaning as specified in Section 9.10.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer or exchange.

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including by means of a Sale/Leaseback Transaction or a consolidation or merger or other sale of any such Restricted Subsidiaries with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such

Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person), directly or indirectly, in one or a series of related transactions, of

     (1) shares of Capital Stock (other than directors' qualifying shares) of a Restricted Subsidiary of such Person held by such Person or a Restricted Subsidiary of such Person,

     (2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division, or line of business or business segment, or

     (3) other properties or assets of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business,

which in the case of either clause (1), (2) or (3), whether in a single transaction or a series of related transactions, results in Net Available Proceeds in excess of $5.0 million. For the purpose of this definition, the term "Asset Disposition" shall not include:

          (a) any transfer of properties or assets that is governed by, and made in accordance with, the provisions of Article 7,

          (b) any transfer of properties or assets to any Person if permitted under the definition of Permitted Investments (except as set forth in clause (d) below) or if permitted under the provisions of
              Section 9.08,

          (c) any trade or exchange of properties and assets used in the Principal Business of the Company or shares of Capital Stock in any Person in the Principal Business of the Company or any Restricted Subsidiary of the Company, in each case owned by the Company or any Restricted Subsidiary, for properties and assets of any Person used in the Principal Business of any Person owned or held by another Person, provided, that (A) the fair market value of the properties, assets and shares traded or exchanged by the Company or such Restricted Subsidiary is reasonably equivalent to or less than the fair market value of the properties and assets to be received by the Company or such Restricted Subsidiary as determined in good faith by (x) any officer of the Company if such fair market value is less than $5.0 million and (y) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $5.0 million; provided, that if such fair market value is equal to or in excess of $30.0 million the Company shall deliver a written appraisal by a nationally recognized accounting, engineering, appraisal or investment banking firm, in each case specializing or having a specialty in oil and gas properties, and
              (B) such exchange is approved by a majority of the Disinterested Directors, provided, further that if such trade or exchange results in the receipt by the Company or a Restricted Subsidiary of the Company of aggregate cash or Cash Equivalents in excess of $5.0 million, such cash or Cash Equivalents shall be deemed to be Net Available Proceeds for purposes of Section 9.14, or

          (d) any Permitted Business Investment; provided that if such investment results in the receipt by the Company or a Restricted Subsidiary of the Company of cash or Cash Equivalents (excluding any dividends or distributions of earnings) such cash or Cash Equivalents shall be deemed Net Available Proceeds for purposes of
              Section 9.14.

     "Asset Disposition Offer" has the meaning specified in Section 9.14.

     "Asset Disposition Trigger Date" has the meaning as specified in Section 9.14.

     "Attributable Debt" means, in respect of a Sale/Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 5.15 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means, (1) with respect to the Company, either the Board of Directors of the Company or any properly constituted committee thereof that is authorized to take the action in question and (2) with respect to any Restricted Subsidiary of the Company, the Board of Directors of that Restricted Subsidiary or any properly constituted committee thereof that is authorized to take the action in question.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and set forth in an Officers' Certificate delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, City of New York, or in the city where the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.

     "Capitalized Lease Obligation" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper and other securities having the highest rating obtainable from Moody's or S&P and in each case maturing within twelve months after the date of acquisition; and

     (6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (2) through (5) above.

     "Change of Control" means the occurrence of any of the following:

     (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to another "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Person controlled by a Principal ;

     (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Principal or a Person controlled by a Principal, becomes the beneficial owner (as determined in accordance with Rule 13(d)(3) under the Exchange Act), directly or indirectly, of at least 50% of the total voting power of all classes of Capital Stock of the Company; or

     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Change of Control Offer" has the meaning as specified in Section 14.01.

     "Change of Control Payment" has the meaning as specified in Section 14.01.

     "Change of Control Payment Date" has the meaning as specified in Section 14.02.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Net Operating Income" means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the net income (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded (except to the extent of the amount of cash dividends or cash distributions paid to the specified Person or its Restricted Subsidiaries);

     (2) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (3) the net income of any Restricted Subsidiary of such Person shall be excluded to the extent the transfer to that Person of that income is restricted by contract or otherwise (except to the extent of the amount of cash or other distributions paid to the specified Person or its Restricted Subsidiaries);

     (4) the net income (or loss) of any Unrestricted Subsidiary of such Person shall be excluded (except to the extent of the amount of cash dividends or other cash distributions paid to the specified Person or its Restricted Subsidiaries);

     (5) extraordinary gains and losses, and gains and losses from the sale of assets outside the ordinary course of such Person's business, shall be excluded;

     (6) the cumulative effect of a change in accounting principles shall be excluded;

     (7) any write-downs of non-current assets, provided that any ceiling limitation write-downs under Commission guidelines or impairments of oil and gas properties required by Statement of Financial Accounting Standards No. 121 of the Financial Accounting Standards Board shall be excluded as if such write-downs had not occurred; and

     (8) the tax effect of any of the items described in clauses (1) through (7) above shall be excluded.

     "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Disqualified Stock of the Company or its Restricted Subsidiaries.

     "Consolidated Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Operating Income of such Person and its Restricted Subsidiaries for such period plus:

     (1) consolidated Fixed Charges of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period; plus

     (2) consolidated income tax expense of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period; plus

     (3) consolidated depreciation, depletion and amortization expense (including amortization of purchase accounting adjustments) of such Person and its Restricted Subsidiaries and any other non-cash items to the extent that such depreciation, depletion, amortization and other non-cash items reduced Consolidated Net Operating Income for such period; minus

     (4) non-cash items which increased Consolidated Net Operating Income for such period,

in each case, on a consolidated basis and determined in accordance with GAAP for the four full quarters for which financial information in respect thereof is available immediately prior to the Transaction Date.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Operating Income to compute Consolidated Operating Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended, distributed or otherwise paid to the Company by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Operating Cash Flow Ratio" means, with respect to any Person, the ratio of

     (1) Consolidated Operating Cash Flow of such Person and its Restricted Subsidiaries for the four quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to

     (2) the aggregate Fixed Charges of such Person and its Restricted Subsidiaries for such four quarters, such Fixed Charges to be calculated on the basis of the amount of the Indebtedness of such Person and its Restricted Subsidiaries outstanding on the Transaction Date and interest on Indebtedness which accrues on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the average daily rate of interest in effect during such immediately preceding quarter;

provided, however, that if such Person or any Restricted Subsidiary of such Person shall have acquired, sold or otherwise disposed of any asset material to its Principal Business or engaged in a Public Equity Offering during the four full quarters for which financial information in respect thereof is available immediately prior to the Transaction Date or during the period from the end of such fourth full quarter to and including the Transaction Date, the calculation required in clause (1) above will be made giving effect to such acquisition, sale or disposition or the other investment of the net proceeds of such Public Equity Offering on a pro forma basis as if such acquisition, sale, disposition or offering had occurred at the beginning of such four full quarter period without giving effect to clause (2) of the definition of "Consolidated Net Operating Income" (that is, including in such calculation the net income for the relevant prior period of any Person acquired in a pooling of interests transaction, notwithstanding the provisions of said clause (2)); provided, further, that Fixed Charges of such Person during the applicable period shall not include the amount of consolidated Interest Expense which is directly attributable to Indebtedness to the extent such Indebtedness is reduced by the proceeds of the incurrence of such Indebtedness which gave rise to the need to calculate the Consolidated Operating Cash Flow Ratio.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

     (1) was a member of such Board of Directors on the date of this Indenture;
         or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 600 Travis Street, Suite 1150, Houston, Texas 77002 and at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

     "Credit Facilities" means, one or more debt agreements, including without limitation, commercial paper facilities, in each case with banks or other institutional lenders, providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. The term "Credit Facilities" shall include the Revolving Credit Facility, but shall exclude any other Senior Debt Agreements.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 2.11.

     "Definitive Securities" means certificated Securities that are in the form of the Securities set forth in Article 2 hereof, that do not include the information called for by Section 2.05(g)(ii).

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Debt" means

     (1) any Obligations outstanding from time to time under the Senior Debt Agreements; and

     (2) any other Senior Debt permitted under this Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Designated Guarantor Senior Debt" of any Guarantor means

     (1) any Obligations outstanding from time to time under the Senior Debt Agreements; and

     (2) any other Guarantor Senior Debt permitted under this Indenture the principal amount of which is $50.0 million or more and that has been designated by such Guarantor as "Designated Guarantor Senior Debt."

     "Disinterested Director" means, as used with reference to Section 9.10, a member of the Board of Directors who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to the particular transaction or series of transactions, if any, that is subject to approval by a majority of the Disinterested Directors pursuant to such covenant.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Stock" means any Capital Stock of the Company that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 9.08.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Event of Default" has the meaning as specified in Section 4.01.

     "Excess Proceeds" has the meaning as specified in Section 9.14.

     "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Exchange Notes" has the meaning as specified in the recitals to this Indenture.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Initial Notes for Exchange Notes.

     "Existing Indebtedness" means any outstanding Indebtedness of the Company and its Subsidiaries as of the Issue Date after giving effect to the use of proceeds of the Offering.

     "Fixed Charges" of any Person means, for any period, the sum, without duplication, of (1) consolidated Interest Expense of such Person and its Restricted Subsidiaries, plus (2) all but the principal component of rentals in respect of consolidated Capitalized Lease Obligations of such Person and its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and determined in accordance with GAAP plus (3) all dividends paid or accrued (excluding items eliminated in consolidation) on any series of preferred stock of such Person.

     For purposes of this definition:

          (a) interest on Indebtedness which accrues on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the average daily rate of interest in effect during such immediately preceding quarter,

          (b) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the chief financial officer, treasurer or controller of such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board),

          (c) in making such computation, the consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility shall be com puted based upon the average daily balance of such Indebtedness during the applicable period, provided, that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, and

          (d) notwithstanding clauses (a) and (b) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate protection agreements, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Global Security Legend" means the legend set forth in Section 2.05(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

     "Global Security" has the meaning specified in Section 2.01(b).

     "Government Securities" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 2(a)(2) of the Securities Act), as custodian, with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of Indebtedness.

     "Guarantor Senior Debt" with respect to a Guarantor means:

     (1) all Indebtedness outstanding under the Senior Debt Agreements (including interest after the commencement of any bankruptcy or insolvency proceeding at the rate specified in the applicable Senior Debt Agreement) and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Subsidiary Guarantee or subordinated in right of payment to the Subsidiary Guarantee or any other Indebtedness of such Guarantor; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Guarantor Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

     (2) any Indebtedness of such Guarantor to the Company or any of the Company's Subsidiaries or other Affiliates;

     (3) any trade payables;

     (4) any Indebtedness that is incurred in violation of this Indenture;

     (5) any Indebtedness represented by preferred stock; or

     (6) any Indebtedness evidenced by the Subsidiary Guarantees.

     "Guarantors" means each of:

     (1) Lance Oil & Gas Company, Inc., MIGC, Inc., Mountain Gas Resources, Inc., Pinnacle Gas Treating, Inc., Western Gas Resources - Texas, Inc., Western Gas Resources-Oklahoma, Inc., Western Gas Wyoming, L.L.C.; and

     (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, futures contracts, forward contracts, options contracts, hedges and other derivative contracts and similar arrangements;

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

     (3) agreements or arrangements designed to protect such person against exchange rate risk with respect to any agreement or indebtedness of such Person payable in a currency other than U.S. dollars; and

     (4) agreements or arrangements designed to protect such person against commodities risk relating to commodities agreements, entered into in the ordinary course of business by the Company and its Restricted Subsidiaries.

     "Holder" means the Person in whose name a Security is registered in the Security Register.

     "IAI" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

     "IAI Global Security" means the Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee and that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to IAIs.

     "Indebtedness" means, with respect to any Person, without duplication,

     (1) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptance or other similar credit transaction,

     (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

     (3) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,

     (4) all Capitalized Lease Obligations of such Person,

     (5) the Attributable Debt (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person,

     (6) all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured),

     (7) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment),

     (8) all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

     (9) all obligations of such Person under or in respect of Hedging Obligations, and

     (10)any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (1) through (9) above,

if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in the good faith judgment of the Board of Directors of the issuer of such Disqualified Stock, provided, however, that if such Disqualified Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Disqualified Stock. Subject to clause (7) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

     "Initial Notes" has the meaning specified in the recitals to this Indenture.

     "Initial Purchaser" means an entity that purchases Securities directly from the Company on the Issue Date.

     "Interest Expense" of any Person means, for any period, the aggregate amount of interest expense of such Person (including without limitation or duplication (1) amortization of debt issuance expense, (2) amortization of original issue discount on any Indebtedness and (3) the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financings and the net cost under Hedging Obligations) paid, accrued or scheduled to be paid or accrued by such Person during such period, in each case determined in accordance with GAAP.

     "Interest Payment Date" means the date or dates set forth on the face of the Security, or if any such day is not a Business Day, on the next succeeding Business Day.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person (excluding commission, payroll, travel, employee transfer assistance loans and similar loans and advances to directors, officers, employees, consultants and stockholders made in the ordinary course of business). In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (1) extensions of trade credit in the ordinary course of business,
(2) Hedging Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with Section 9.11, and (3) bonds, notes, debentures or other securities received in compliance with Section 9.14.

     "Issue Date" means the date Notes are first issued under this Indenture.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (except for taxes not yet owing) in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Maturity" means, with respect to any Notes, the date on which the principal of such Notes becomes due and payable as provided herein, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Proceeds" means cash or readily marketable Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of an Asset Disposition (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) net of (1) all legal and accounting expenses, commissions, investment banking fees and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes paid or payable or required to be accrued as a liability as a consequence of such transaction, and (2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which must, in order to obtain a necessary consent to such transaction or by applicable law, be repaid out of the proceeds from such transaction.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither the Company nor any of its Restricted Subsidiaries
         (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Notes" means the Initial Notes and Exchange Notes issued under this Indenture.

     "Obligations" means any principal (and premium, if any), interest, letter of credit deposits and reimbursements, penalties, fees, indemnifications, reimbursements, costs, expenses, yield maintenance amounts, damages and all other liabilities payable under the documentation governing any Indebtedness.

     "Offer" means an Asset Disposition Offer or a Change of Control Offer.

     "Offer Amount" has the meaning specified in Section 10.09 hereof.

     "Offer Period" has the meaning specified in Section 10.09 hereof.

     "Offering" means the offering by the Company of $155 million of Notes.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company (or Guarantor, if applicable).

     "Officers' Certificate" means a certificate delivered to the Trustee signed by any two of the Chairman of the Board, Chief Executive Officer, the President, a Vice President, the Chief Financial Officer or the Treasurer of the Company (or Guarantor, if applicable).

     "Opinion of Counsel" means a written opinion of legal counsel for the Company (or any Guarantor, if applicable) including an employee of the Company (or any Guarantor, if applicable), who is reasonably acceptable to the Trustee.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

     (3) Securities which have been replaced pursuant to Section 2.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Participant" means, with respect to the Depository, a Person who has an account with the Depository.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company. The Company initially appoints the Trustee as Paying Agent.

     "Permitted Business Investments" means Investments in a Person of a nature that is or shall become customary in the Principal Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, treating, marketing or transporting oil, gas and natural gas liquids through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Principal Business jointly with third parties, including without limitation,

     (1) ownership interests in oil and gas properties, processing facilities, gathering systems or ancillary real property interests, and

     (2) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, utilization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties, provided that with respect to such Investment

     (1) the investing Person receives and maintains at least 50% of the Voting Stock in such Person and is allocated and continues to receive at least 50% of the profits, losses and distributions of such Person,

     (2) the Person in which the Investment is made shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Debt),

     (3) the Person in which the Investment is made shall not, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of such Person to

          (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or pay any Indebtedness owed to holders of its Capital Stock,

          (b) make loans or advances to holders of its Capital Stock, or

          (c) transfer any of its properties or assets to holders of its Capital Stock, and

     (4) such Investment, when aggregated with all other outstanding or existing Permitted Business Investments at the time of such Investment, does not exceed 30% of Total Assets. All Permitted Business Investments will be valued at their fair market value at the time of such classification as determined in the good faith judgment of the Board of Directors.

     Notwithstanding the above, the restrictions set forth in clause (3) above will not apply to encumbrances or restrictions existing under or by reason of:

          (1) applicable laws, rules, regulations and/or orders;

          (2) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; or

          (3) any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions pending consummation of the subject transactions; provided, that all of the consideration received in such transaction is in the form of cash or Cash Equivalents (which shall include any securities, notes or other obligations received from the transferee that are converted into cash or Cash Equivalents within 120 days of the consummation of such transaction), and the consideration shall be deemed to be Net Available Proceeds and applied in accordance with Section 9.14.

     "Permitted Indebtedness" has the meaning ascribed to it in Section 9.11.

     "Permitted Investments" means:

     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of the Company; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 9.14;

     (5) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

     (6) Permitted Business Investments;

     (7) entry into any arrangement pursuant to which the Company or any of its Restricted Subsidiaries may incur Hedging Obligations;

     (8) loans or advances to officers, directors or employees of the Company or any Subsidiary of the Company for purposes of purchasing the Company's Common Stock in an aggregate amount outstanding at any one time not to exceed $5.0 million and other loans and advances (including without limitation loans for relocation costs) to such officers, directors or employees in the ordinary course of business of the Company or its Restricted Subsidiaries;

     (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

     (10)Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and

     (11)Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors of customers.

     "Permitted Junior Securities" means Capital Stock (and all warrants, options or other rights to acquire Capital Stock) of the Company or debt securities that are subordinated to the Notes (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture.

     "Permitted Liens" means the following types of Liens:

     (1) Liens existing as of the Issue Date;

     (2) Liens, if any, securing the Notes;

     (3) Liens in favor of the Company or a Restricted Subsidiary;

     (4) Liens securing Senior Debt or Guarantor Senior Debt;

     (5) Liens for taxes, assessments and governmental charges or claims are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary of the Company shall have set aside on its books such reserves or provisions, if any, as may be required pursuant to GAAP;

     (6) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen that are either (a) Liens imposed by law incurred in the ordinary course of business for sums not delinquent or (b) are being contested in good faith, if in the case of this clause (b), the Company or a Restricted Subsidiary shall have set aside on its books such reserves or provisions, if any, as may be required pursuant to GAAP;

     (7) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and Liens incurred and deposits made to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, leases, government contracts and leases, trade contracts (other than to secure an obligation for borrowed money), performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee and operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters);

     (8) pre-judgment Liens and judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (9) any interest or title of a lessor under any lease whether or not characterized as a capital or operating lease;

     (10)Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries; customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to this indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement; and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (a) limiting the transfer of properties and assets pending consummation of the subject transaction or (b) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows or similar deposits or escrow arrangements made or established thereunder;

     (11)Liens securing any Hedging Obligations of the Company or any Restricted Subsidiary;

     (12)Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (13)Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets and Liens to secure Indebtedness used to finance all or a part of the construction of property or assets used by the Company or any of its Restricted Subsidiaries in their Principal Business; provided, that such Liens do not extend to any other property or assets owned by the Company or its Restricted Subsidiaries;

     (14)Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

     (15)Liens on pipeline or pipeline facilities which arise out of operation of law;

     (16)Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the Principal Business other than any Indebtedness with respect to a Permitted Business Investment;

     (17)Liens constituting survey exceptions, encumbrances, easements, or reservations of, or right to others for, rights-of-way, zoning restrictions and other similar charges and encumbrances as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property, assets or services, and in the aggregate do not interfere in any material respect with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;

     (18)rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of such Person; rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of such Person, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by such Person; any obligation or duties affecting the property of such Person to any municipality or governmental, statutory or public authority with respect to any franchise, grant, license or permit;

     (19)Liens securing Non-Recourse Debt; provided, however, that the related Non-Recourse Debt shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by the Company or such Restricted Subsidiary of the Company with the proceeds of such Non-Recourse Debt;

     (20)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Guarantor;

     (21)Liens on property existing at the time of acquisition thereof by the Company or any Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (22)Liens securing Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund secured Indebtedness where both the Liens securing the Indebtedness being refinanced were permitted under this Indenture and the Liens securing the Permitted Refinancing Indebtedness only encumber assets and properties encumbered under Liens securing the Indebtedness so extended, refinanced, renewed, replaced, deferred or refunded; and

     (23)Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness permitted by this Indenture that is secured by any Lien permitted by (1) through (22) above.

Notwithstanding anything in clauses (1) through (23) of this definition, the term "Permitted Liens" does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the properties or assets that are subject thereto.

     "Permitted Junior Securities" means Capital Stock (and all warrants, options or other rights to acquire Capital Stock) in the Company or debt securities that are subordinated to Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Debt pursuant to this Indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value or liquidation value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value or liquidation value, if applicable), plus accrued interest and accumulated dividends on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses, costs or premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date that is the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date that is the same as or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable, in all material respects, taken as a whole (as determined in the good faith judgment of the Board of Directors of the Company or a Restricted Subsidiary of the Company, as the case may be), to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (4) such Indebtedness is incurred or issued either by the Company or by the Restricted Subsidiary which is the obligor on or issuer of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (5) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded provided for payment or accrual of interest or dividends on a non-cash basis, then such Indebtedness contains provisions allowing for the payment or accrual of interest and dividends on comparable terms.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Place of Payment" has the meaning specified in the third paragraph of Exhibit A attached hereto.

     "Principal Business" means

     (1) the gathering, marketing, treating, processing, storage, selling and transporting of any natural gas and its components including NGLs,

     (2) any business relating to or arising from acquisition, development, production, treatment, processing, storage, refining, transportation, distribution or marketing of oil, gas, electricity and other minerals and products produced in association therewith,

     (3) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, and

     (4) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (3) of this definition.

     "Principals" means any of Brion Wise, Walter Stonehocker, Ward Sauvage, Dean Phillips and Bill Sanderson.

     "Private Placement Legend" means the legend set forth in Section 2.05(g)(i) to be placed on all Initial Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Public Equity Offering" means any underwritten public offering of Capital Stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities under any employee benefit plan of the Company) that is declared effective by the Commission after the Issue Date in which the gross proceeds to the Company are at least $20.0 million.

     "Purchase Date" means the date of purchase with respect to any Offer.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Quarter" means a fiscal quarterly period of the Company.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Security" means a global security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee, and issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

     "Required Filing Dates" has the meaning specified in Section 6.03.

     "Required Holders" means, with respect to any series of Designated Senior Debt or Designated Guarantor Senior Debt, at any time the holders of the required percentage of the aggregate principal amount outstanding as specified in the Senior Debt Agreements or other Designated Senior Debt (or Designated Guarantor Senior Debt) instruments relating thereto.

     "Representative" means, (i) with respect to any Designated Senior Debt or any Designated Guarantor Senior Debt, any trustee, agent or representative expressly authorized to act in such capacity by the Required Holders therefor or if no such trustee, agent or representative has been so authorized, the Required Holders of such Designated Senior Debt or Designated Guarantor Senior Debt or
(ii) with respect to any other Senior Debt or Guarantor Senior Debt the agent or representative expressly authorized to act in such capacity by the holders of that Senior Debt or Guarantor Senior Debt.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Assistant Vice President, Corporate Trust Officer, Assistant Corporate Trust Officer, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

     "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" has the meaning specified in Section 9.08 hereof.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the Loan Agreement, dated April 29, 1999, by and among the Company and Nationsbank, N.A., as agent, and the lender parties thereto, as amended and restated from time to time, and all notes, guarantees, collateral documents and other instruments and agreements executed and delivered pursuant thereto, as amended and restated from time to time.

     "Rule 144" means Rule 144 under the Securities Act.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Rating Services and its successors.

     "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangements pursuant to which properties or assets are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee by such Person or one of its Subsidiaries; provided, however, Sale/Leaseback Transactions shall not include transactions whereby property or assets are sold or transferred by the Company or any of its Restricted Subsidiaries to any Affiliate of the Company or pursuant to any Permitted Investment constituting a joint ownership arrangement, which property or assets are leased back, directly or indirectly, to the Company, any Affiliate of the Company or to the constituent parties to any such joint venture arrangement.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Custodian" means the Trustee, as custodian with respect to the Global Securities, or any successor entity thereto.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 9.02.

     "Senior Debt" when used with respect to the Company means:

     (1) all Indebtedness outstanding under the Senior Debt Agreements (including interest after the commencement of any bankruptcy or insolvency proceeding at the rate specified in the applicable Senior Debt Agreement) and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of the Company; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by the Company;

     (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

     (3) any trade payables;

     (4) any Indebtedness that is incurred in violation of this Indenture;

     (5) any Indebtedness represented by preferred stock; or

     (6) any Indebtedness evidenced by the Notes.

     Any purchaser of Senior Debt incurred after the date of this Indenture shall be entitled to rely on a certificate of the Company's Chief Financial Officer that the Senior Debt has been incurred in accordance with the covenant contained under Section 9.11 in order to qualify as Senior Debt.

     "Senior Debt Agreements" means, collectively:

     (1) the Loan Agreement, dated April 29, 1999, by and among the Company and NationsBank, N.A., as agent, and the lender parties thereto, as amended and restated from time to time, and all notes, guarantees, collateral documents and other instruments and agreements executed and delivered pursuant thereto, as amended and restated from time to time;

     (2) the Second Amended and Restated Master Shelf Agreement, dated as of December 19, 1991, by and between the Company and The Prudential Insurance Company of America, as amended and restated from time to time, and all notes, guarantees, collateral documents and other instruments and agreements executed and delivered pursuant thereto, as amended and restated from time to time; and

     (3) the Amended and Restated Note Purchase Agreement, dated as of April 28, 1999, by and among the Company, American General Life Insurance Company and the other note purchasers party thereto, as amended and restated from time to time, and all notes, guarantees, collateral documents and other instruments and agreements executed and delivered pursuant thereto, as amended and restated from time to time.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Special Interest" means any additional interest on the Notes that is required to be paid to the holders of the Notes under the terms of the Registration Rights Agreement.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     Notwithstanding the foregoing, any Person invested in or created as a result of a Permitted Business Investment by the Company or any of its Subsidiaries shall be deemed to be a Subsidiary for purposes of this Indenture.

     "Subsidiary Guarantee" means the Guarantees of the Notes and all Obligations of the Company thereunder by the Guarantors.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Transaction Date" means the date on which Indebtedness giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio was incurred or the date on which, pursuant to the terms of this Indenture, the transaction giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio occurred.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.05(g)(i) hereof.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Trustee" shall mean such successor trustee.

     "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Security" means a permanent Global Security in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Securities that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such
Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock (including options, warrants or other rights to acquire Capital Stock) or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Company's Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
9.17. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 9.11, the Company shall be in default of such covenant. The Board of Directors of the Company may, at any time, designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 9.11, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors, managers or trustees of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing;

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or redemption amount, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (2) the then outstanding principal amount or liquidation preference of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

 Section 1.02  Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

     This Indenture is subject to the provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 1.03. Rules of Construction.
              ---------------------

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted and consistently applied in the United States which are in effect on the date of this Indenture;

     (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (4) "or" is not exclusive; and

     (5) "including" means including without limitation.


                                  ARTICLE 2.

                                THE SECURITIES

Section 2.01.  Form and Dating.
               ---------------

     (a) General Form of Notes.  The Securities and the Trustee's certificate of
         ---------------------
authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in registered form, without coupons and only in denominations of $1,000 and integral multiples of $1,000. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $225,000,000, of which $155,000,000 aggregate principal amount shall be issued on the Issue Date. The Securities may be issued from time to time in one or more series.

     (b)  Global Securities.  Notes offered and sold to a QIB in reliance on
          -----------------
Rule 144A or outside of the United States to a Non-U.S. Person in reliance on Regulation S, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Security Legend and Private Placement Legend (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     (c)  Book-Entry Provisions.  This Section 2.01(c) shall apply only to a
          ---------------------
Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Participants shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or by the Trustee as the custodian of the Depository, or under any Global Security, and the Depository or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          Ownership of beneficial interests in any Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of Persons other than Participants).

     (d) Definitive Securities.  Definitive Securities may be produced in any
         ---------------------
manner determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. The Trustee must register Definitive Securities so issued in the name of, and cause the same to be delivered to, such Person (or its nominee). Except as provided in this Section
2.01 or Section 2.05, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Notes who are IAIs and are not QIBs and who do not purchase Notes sold in reliance on Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a QIB, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.05.

Section 2.02. Execution and Authentication.
              ----------------------------

     An Officer shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication of the security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers, authenticate and deliver Securities for original issue up to the aggregate principal amount stated in paragraph 1 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.06 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar, Paying Agent or agent for service or notices and demands to deal with the Company or an Affiliate of the Company.

Section 2.03. Paying Agent to Hold Money in Trust.
              -----------------------------------

     Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Securities, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.04. Holder Lists.
              ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date, redemption date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.

Section 2.05. Transfer and Exchange.
              ---------------------

     (a) Transfer and Exchange of Global Securities.  A Global Security may not
         ------------------------------------------
be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee written notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository or (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Securities shall be issued in such names as the Depository shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06 and 2.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.05 or Section 2.06 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.05(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.05(b),(c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Securities.
         ----------------------------------------------------------------------
The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Security.
              ------------------------------------------------------------
Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.05(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in
               ------------------------------------------------------------
Global Securities.  In connection with all transfers and exchanges of beneficial
-----------------
interests that are not subject to Section 2.05(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given by the Depository to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.05(f) hereof, the requirements of this Section 2.05(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 2.05(h) hereof.

          (iii)Transfer of Beneficial Interests to Another Restricted Global
               -------------------------------------------------------------
Security. A beneficial interest in any Restricted Global Security may be
--------
transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.05(b)(ii) above and the Security Registrar receives the following:

                (A) if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                (B) if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                (C) if the transferee shall take delivery in the form of a beneficial interest in a IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

        (iv)    Transfer and Exchange of Beneficial Interests in a Restricted
                -------------------------------------------------------------
Global Security for Beneficial Interests in the Unrestricted Global Security.  A
----------------------------------------------------------------------------
beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.05(b)(ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

                (D)   the Security Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
(1)(a) thereof; or

                       (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.
         ----------------------------------------------------------------------

          (i) Transfer of Beneficial Interests in Restricted Global Securities
              ----------------------------------------------------------------
for Restricted Definitive Securities.  If any holder of a beneficial interest in
------------------------------------
a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Security Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the

Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.05(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.05(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Notes are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.05(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.05(c)(i)(A) and (C) hereof, a beneficial interest in a Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security.

          (ii) Transfer of Beneficial Interests in Restricted Global Securities
               ----------------------------------------------------------------
for Unrestricted Definitive Securities.  A holder of a beneficial interest in a
--------------------------------------
Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

                  (D) the Security Registrar receives the following:

                          (1) if the holder of such beneficial interest in a
Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                          (2) if the holder of such beneficial interest in a
Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii)Transfer of Beneficial Interests in Unrestricted Global
               -------------------------------------------------------
Securities for Unrestricted Definitive Securities.  If any holder of a
-------------------------------------------------
beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.05(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.05(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Notes are so registered. Any

Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Securities for Beneficial
         -------------------------------------------------------------
Interests.

          (i) Transfer of Restricted Definitive Securities for Beneficial
              -----------------------------------------------------------
Interests in Restricted Global Securities.  If any Holder of a Restricted
-----------------------------------------
Definitive Security proposes to exchange such Note for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Security proposes to exchange such Note for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(b) thereof; or

                  (G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

          (ii) Transfer of Restricted Definitive Securities for Beneficial
               -----------------------------------------------------------
Interests in Unrestricted Global Securities.  A Holder of a Restricted
-------------------------------------------
Definitive Security may exchange such Note for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Security Registrar receives the following:

                          (1) if the Holder of such Definitive Securities
proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                          (2) if the Holder of such Definitive Securities
proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.05(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

          (ii) Unrestricted Definitive Securities to Beneficial Interests in
               -------------------------------------------------------------
Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security
------------------------------
may exchange such Note for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

     (e) Transfer and Exchange of Definitive Securities for Definitive
         -------------------------------------------------------------
Securities. Upon request by a Holder of Definitive Securities and such Holder's
----------
compliance with the provisions of this Section 2.05(e), the Security Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.05(e).

          (i) Restricted Definitive Securities to Restricted Definitive
              ---------------------------------------------------------
Securities. Any Restricted Definitive Security may be transferred to and
----------
registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:

                  (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer shall be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Security to Unrestricted Definitive
               ---------------------------------------------------------
Securities. Any Restricted Definitive Security may be exchanged by the Holder
----------
thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

                  (D) the Security Registrar receives the following:

                          (1) if the Holder of such Restricted Definitive
Securities proposes to exchange such Notes for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                          (2) if the Holder of such Restricted Definitive
Securities proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii)Unrestricted Definitive Securities to Unrestricted Definitive
               -------------------------------------------------------------
Securities. A Holder of Unrestricted Definitive Securities may transfer such
----------
Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer.  Upon the consummation of the Exchange Offer in
         --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker- dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly.

     (g) Legends.  The following legends shall appear on the face of all Global
         -------
Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.
               ------------------------

                  (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                  (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
(d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
to this Section 2.05 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

"THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.05 OF THE INDENTURE, (ii) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(a) OF THE INDENTURE,
(iii) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (iv) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (h) Cancellation and/or Adjustment of Global Securities.  At such time as
         ---------------------------------------------------
all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.
         ------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Security Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 8.06, 9.14, 10.08 and 14.02 hereof).

          (iii) The Security Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 10.04 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Security Registrar, any Paying Agent, any Authenticating Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Security Registrar, any Paying Agent, any Authenticating Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.06. Replacement Securities.
              ----------------------

     If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Paying Agent, the Security Registrar and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

     Every replacement Security shall be an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.07. Outstanding Securities.
              ----------------------

     The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.08 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.06 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the principal amount of any Security is considered paid under Section
9.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money or Government Securities sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.08. Treasury Securities.
              -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trustee knows are so owned shall be so disregarded.

Section 2.0   Temporary Securities.
              --------------------

     Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver Definitive Securities in exchange for temporary Securities.

     Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

Section 2.1   Cancellation.
              ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.1   Defaulted Interest.
              ------------------

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest (the "Defaulted Interest") in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent special record date or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.1   Methods of Receiving Payment on the Notes.
              -----------------------------------------

     If a Holder of at least U.S. $1,000,000 aggregate principal amount of the Notes has given wire transfer instructions to the Company, the Company shall make all principal, premium, if any, and interest payments on those Notes in accordance with those instructions. All other payments on the Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the Securities Register.

Section 2.13  Registrar and Paying Agent.
              --------------------------

     The Company shall maintain the Security Registrar where Securities may be presented for registration of transfer or for exchange and a Paying Agent where Securities may be presented for payment. The Security Registrar shall keep the Security Register. The Company may appoint one or more co-registrar and one or more additional payment agents. The term "Security Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar. The Trustee shall initially act as Paying Agent and Security Registrar.


                                  ARTICLE 3.

                          SATISFACTION AND DISCHARGE

Section 3.0   Satisfaction and Discharge of Indenture.
              ---------------------------------------

     This Indenture shall, upon the request of the Company, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a)  either

          (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and
               (B) Securities for whose payment money or Government Securities have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

          (ii) all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

     (d) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.07, the obligations of the Trustee to any Authenticating Agent under Section 5.15 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(i)(B) of this Section, the obligations of the Trustee under Section 3.02 and the last paragraph of Section 9.03 shall survive.

Section 3.0   Application of Trust Money.
              --------------------------

     Subject to provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE 4.

                                   REMEDIES

Section 4.0   Events of Default.
              -----------------

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default for a continued period of 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

     (b) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

     (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Article 7, Article 14, Section 9.14, or Section 14.02;

     (d) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions of Sections 9.08 and 9.11;

     (e) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with any of the other agreements in this Indenture;

     (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

         (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity upon the expiration of any grace period provided in such Indebtedness (a "Payment Default"); or

         (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (g) the failure by the Company or any of its Restricted Subsidiaries to pay a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an aggregate principal amount in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

     (h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

     (i) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

         (i) commences a voluntary case or files a request or petition for a writ of execution to initial bankruptcy proceedings or have itself adjudicated as bankrupt;

         (ii) consents to the entry of an order for relief against it in an involuntary case;

         (iii)consents to the appointment of a Custodian of it or for any substantial part of its property;

         (iv) makes a general assignment for the benefit of its creditors; or

         (v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors;

     (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

         (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for any substantial part of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          (iii)orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          (iv) adjudicates the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary as bankrupt or insolvent; or

          (v) ratifies an accord or composition in bankruptcy between the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and the respective creditors thereof;

          and the order or decree remains unstayed and in effect for 60 days.

     Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal (and premium, if any) or interest) if a trust committee of its officers or directors determines that withholding notice is in their interest.

Section 4.0   Acceleration of Maturity; Rescission and Annulment.
              --------------------------------------------------

     If an Event of Default (other than an Event of Default specified in Section 4.01(i) or 4.01(j)) with respect to the then Outstanding Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the Notes shall become immediately due and payable.

     If an Event of Default specified in Section 4.01(i) or 4.01(j) occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, the Securities then outstanding shall automatically, and without any action by the trustee or any Holder, become and be immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 4 provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

         (i)  all overdue interest on all Securities,

         (ii) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to purchase made by the Company) and any interest thereon at the rate or rates prescribed therefor in such Securities,

         (iii)to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Securities, and

         (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (b) all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13 hereof.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
              ---------------------------------------------------------------

     The Company covenants that if

     (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to purchase made by the Company, at the Redemption Date thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

     If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.04. Trustee May File Proofs of Claim.
              --------------------------------

     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 4.06 hereof; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof. The Trustee is allowed to participate as a member, voting or otherwise, of any official committee of creditors approved in such matter.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.05. Trustee May Enforce Claims Without Possession of Securities.
              -----------------------------------------------------------

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 4.06. Application of Money Collected.
              ------------------------------

     Any money or other property collected by the Trustee pursuant to this
Article 4 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due to the Trustee under Section 5.07 hereof;

     SECOND: To the holders of Senior Debt or Guarantor Senior Debt to the extent required by Article 11 or Article 13 hereof;

     THIRD: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

     FOURTH: To the Company.

Section 4.07. Limitation on Suits.
              -------------------

     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for any remedy hereunder, unless (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (b) unless the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 4.08.  Unconditional Right of Holders to Receive Principal, Premium and
               ----------------------------------------------------------------
Interest.
--------

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.11 hereof) interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 4.09. Restoration of Rights and Remedies.
              ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10. Rights and Remedies Cumulative.
              ------------------------------

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section
2.06 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.11. Delay or Omission Not Waiver.
              ----------------------------

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 4.07 hereof, every right and remedy given by this Article 4 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12. Control by Holders.
              ------------------

     The Holders of a majority in principal amount of the then Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 5.01 hereof, that may involve the Trustee in personal liability, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 4.13. Waiver of Past Defaults.
              -----------------------

     The Holders of a majority in aggregate principal amount of the then Outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default (a) in the payment of interest on, or the principal of (and premium, if any), the Notes, or
(b) in respect of a covenant or provision hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 4.14. Undertaking for Costs.
              ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 4.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or Holders. This
Section 4.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.08 hereof or a suit by Holders of more than 10% in principal amount of the Securities.

Section 4.15. Waiver of Stay, Extension, or Usury Laws.
              ----------------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede pursuant to any such law the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE 5.

                                 THE TRUSTEE

Section 5.01. Certain Duties and Responsibilities.
              -----------------------------------

     (a) Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

Section 5.02. Notice of Defaults.
              ------------------

     If a Default occurs hereunder with respect to the Securities of which the Trustee has notice, the Trustee shall give the Holders notice of such Default as and to the extent provided by the Trust Indenture Act. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a trust committee of the Trustee's officers and directors in good faith determines that withholding the notice is in the interests of Holders.

Section 5.03. Certain Rights of Trustee.
              -------------------------

     Subject to the provisions of Section 5.01 hereof:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians and nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder; and

     (h) the rights and protections afforded to the Trustee under this Section
5.03 shall be afforded to the Paying Agent, Security Registrar and Authenticating Agent if the Trustee is acting in such capacity.

Section 5.04. Not Responsible for Recitals or Issuance of Securities.
              ------------------------------------------------------

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 5.05. May Hold Securities.
              -------------------

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
5.09 and 5.14 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent, as the case may be.

Section 5.06. Money Held in Trust.
              -------------------

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 5.07. Compensation and Reimbursement.
              ------------------------------

     The Company agrees (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and (c) to indemnify the Trustee, its officers, directors, employees and agents for, and to hold it harmless against, any and all loss, liability, damage or expense including taxes (excluding income taxes of the Trustee) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 5.07) and of any litigation, threatened or otherwise, in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section 5.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such. The Trustee's right to receive payments of any amounts under this Section 5.07 shall not be subordinate to any other obligation or indebtedness of the Company (even though the Securities may be so subordinated).

Section 5.08. Administrative Expense.
              ----------------------

     The obligations of the Company under Section 5.07 hereof to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under Bankruptcy Law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 4.01(i) or 4.01(j) hereof, the parties hereto and the Holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 5.09. Disqualification; Conflicting Interests.
              ---------------------------------------

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must eliminate such interest within 90 days, apply to the Commission for permission to continue, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Further, it is understood that the Trustee shall be entitled to any and all rights that the Trustee may have in its individual capacity or any other capacity with respect to any Indebtedness of the Company, and no provision of this Indenture shall be construed as to limit or diminish any such right.

Section 5.10. Corporate Trustee Required; Eligibility.
              ---------------------------------------

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 5.

Section 5.11. Resignation and Removal; Appointment of Successor.
              -------------------------------------------------

     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee in accordance with the applicable requirements of this Section 5.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor trustee required by this Section 5.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

     (d) If at any time: (i) the Trustee shall fail to comply with Section 5.09 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or (ii) the Trustee shall cease to be eligible under Section 5.10 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or
(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 4.14 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee or Trustees. If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.12 hereof, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.12 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee to all Holders in the manner provided in Section 16.04 hereof. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.

Section 5.12. Acceptance of Appointment by Successor.
              --------------------------------------

     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, including, without limitation, all monies due and owing to the retiring Trustee, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

     No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 5.

Section 5.13. Merger, Conversion, Consolidation or Succession to Business.
              -----------------------------------------------------------

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 5, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor trustee had itself authenticated such Securities.

Section 5.14. Preferential Collection of Claims Against Company.
              -------------------------------------------------

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 5.15. Appointment of Authenticating Agent.
              -----------------------------------

     The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section
2.06 hereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.15, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.15.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 5.15, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.15, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.15.

     The Company agrees to pay to each Authenticating Agent reasonable compensation for its services rendered. If an appointment is made pursuant to this Section 5.15, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Chase Bank of Texas National Association,
   As Trustee

By:
    __________________________
    Authenticating Agent


By:
    __________________________
    Authorized Officer

                                  ARTICLE 6.

                        REPORTS BY TRUSTEE AND COMPANY

Section 6.01. Preservation of Information; Communications to Holders.
              ------------------------------------------------------

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee by the Company. The Trustee may destroy any list furnished to it by the Company upon receipt of a new list so furnished.

     (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 6.02. Reports by Trustee.
              ------------------

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any Securities are listed on any stock exchange.

Section 6.03. Reports by Company.
              ------------------

     So long as the Notes are outstanding, whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (unless the Commission will not accept such a filing) the annual reports, quarterly reports and other documents (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants) which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the

Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee, in each case, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were required to be subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. In addition, the Company shall, for so long as any Securities remain outstanding, furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.


                                  ARTICLE 7.

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. Company May Consolidate, etc., Only on Certain Terms.
              ----------------------------------------------------

     The Company may not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Company is the Surviving Person); or
(b) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

          (i) either (A) the Company is the Surviving Person or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (iii)at the time of and immediately after giving effect to that transaction, no Default or Event of Default exists;

          (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company or a sale, assignment, lease, transfer, conveyance or disposition to a Wholly Owned Restricted Subsidiary of the Company, immediately after giving effect to that transaction on a pro forma basis, the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (v) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company or a sale, assignment, lease, transfer, conveyance, or disposition to a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.11 hereof; and

          (vi) if any of the properties or assets of the Company or any Restricted Subsidiary would upon such transaction or series of transactions become subject to any Lien (other than a Permitted
               Lien), the creation and imposition of such Lien shall have been in compliance with Section 9.13 hereof.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 7.01 shall not apply to a merger by the Company with an Affiliate of the Company that is a corporation incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

Section 7.02. Successor Substituted.
              ---------------------

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 7.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities; provided, however, that the predecessor Company shall not be relieved from the obligation to pay principal of and interest on the Securities, except in the case of a transfer, conveyance, sale or other disposition (excluding by lease) of all of the Company's assets that meets the requirements of Section 7.01 hereof.


                                  ARTICLE 8.

                                  AMENDMENTS

Section 8.01. Without Consent of Holders.
              --------------------------

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (c) to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

     (d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder; or

     (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Section 8.02. With Consent of Holders.
              -----------------------

     With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend this Indenture or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such amendment or supplemental indenture shall, without the consent of each Holder of an Outstanding Security affected thereby,

     (a) change the Stated Maturity of the principal of (or premium, if any), or reduce the rate or change the time for payment of interest on, any Security;

     (b) reduce the principal amount of (or premium, if any), or interest on, any Securities;

     (c) change the currency of payment of principal of (or premium, if any), or interest on, any Securities;

     (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Securities;

     (e) reduce the above-stated percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

     (f) modify any provisions of this Indenture relating to the modification and amendment of this Indenture or any provisions of this Indenture relating to the waiver of past defaults or covenants, except as otherwise specified; or

     (g) modify or amend the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control.

     It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03. Execution of Amendments or Supplemental Indentures.
              --------------------------------------------------

     In executing, or accepting the additional trusts created by, any amendments or supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendments or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendments or supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 8.04. Effect of Amendments or Supplemental Indentures.
              -----------------------------------------------

     Upon the execution of any amendments or supplemental indenture under this
Article 8, this Indenture shall be modified in accordance therewith, and such amendments or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05. Conformity with Trust Indenture Act.
              -----------------------------------

     Every amendment or supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act.

Section 8.06. Reference in Securities to Amendments or Supplemental Indentures.
              ----------------------------------------------------------------

     Securities authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article 8 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendments or supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such amendments or supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 8.07. Notice of Amendments or Supplemental Indenture.
              ----------------------------------------------

     Promptly after the execution by the Company and the Trustee of any amendment or supplemental indenture pursuant to the provisions of Section 8.02 hereof, the Company shall give notice to all Holders of such fact, setting forth in general terms the substance of such amendment or supplemental indenture, in the manner provided in Section 15.04 hereof. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such amendment or supplemental indenture.

Section 8.08. Effect on Senior Debt.
              ---------------------

     No amendment, supplement or waiver of this Indenture shall adversely affect the rights of any holder of Senior Debt (including their rights under Article 11 hereof) without the consent of (i) such holder in the case of Senior Debt not incurred under the Senior Debt Agreements and (ii) the Required Holders in the case of Senior Debt incurred pursuant to the Senior Debt Agreements.

Section 8.09. Payments for Consent.
              --------------------

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                                  ARTICLE 9.

                                   COVENANTS

Section 9.01. Payment of Principal, Premium and Interest.
              ------------------------------------------

     The Company covenants and agrees that it shall duly and punctually pay the principal of (and premium, if any) and interest, including Special Interest, on the Securities in accordance with the terms of the Securities and this Indenture.

Section 9.02. Maintenance of Office or Agency.
              -------------------------------

     The Company shall maintain an office or agency in the Borough of Manhattan, City of New York where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange ("Security Registrar") and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Trustee as Paying Agent and Security Registrar. The Security Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company terminates the appointment of a Paying Agent or Security Registrar or otherwise shall fail to maintain any such required office or agency, the Company shall use its reasonable best efforts to appoint a successor Paying Agent or Security Registrar reasonably acceptable to the Trustee. If the Company fails to maintain a Paying Agent or Security Registrar, the Trustee shall act as such, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company shall forward copies of all presentations, surrenders, notices and demands to the Trustee promptly upon their receipt.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.03. Money for Securities Payments to Be Held in Trust.
              -------------------------------------------------

     If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent, it shall, on or prior to 11:00 a.m. New York City time on each due date of the principal of or premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of, premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published at least once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.04. Statement by Officers as to Default.
              -----------------------------------

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officers' knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of (and premium, if any) or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or equivalent authoritative body, the financial statements delivered pursuant to Section 6.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 9 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Securities are Outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as described in Section 4.01(f) hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

Section 9.05. Existence.
              ---------

     Subject to Article 8 hereof, the Company shall, and shall cause each of its Subsidiaries to, preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 9.06. Maintenance of Properties.
              -------------------------

     The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 9.06 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary of the Company and not disadvantageous in any material respect to the Holders.

Section 9.07. Payment of Taxes and Other Claims.
              ---------------------------------

     The Company shall, or shall cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company and its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 9.08. Limitation on Restricted Payments.
              ---------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly,

     (1) declare or pay any dividend, either in cash or in property (except dividends payable in Capital Stock of the Company, other than Disqualified Stock, or options, warrants or other right to purchase Capital Stock of the Company, other than Disqualified Stock), on, or make any other payment or distribution on account of, the Company's or any of its Restricted Subsidiaries' Capital Stock, other than dividends, payments or distributions payable to the Company or a Wholly Owned Restricted Subsidiary of the Company;

     (2) purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock, now or hereafter outstanding (other than in exchange for the Company's Capital Stock (other than Disqualified Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Stock));

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or reitre for value (collectively, a "prepayment") any Indebtedness of the Company (other than the Notes) which is subsordinate in right of payment to the Notes prior to the scheduled maturity or on or prior to any scheduled repayment of principal (and premium, if any) or sinking fund payment, except out of Excess Proceeds in the case of an Asset Disposition Offer; or

     (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless at the time of and immediately after giving effect to such Restricted Payment:

          (a) no Default of Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.11 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by clauses (a), (d), and
               (f) of the next succeeding paragraph and excluding the other Restricted Payments permitted by such paragraph), is less than the sum, without duplication, of

          (i) 50% of the aggregate Consolidated Net Operating Income of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Operating Income for such period is a deficit, less 100% of such deficit), plus

          (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of any options, warrants or rights to purchase shares of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of shares of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

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

          (iii) to the extent not otherwise included in the Company's Consolidated Net Operating Income, if any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus

          (iv) to the extent not otherwise included in the Company's Consolidated Net Operating Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from repayments of loans or advances to the Company or a Restricted Subsidiary after the date of this Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the date of this Indenture.

     For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by the Company, such dividend shall be deemed to be paid at the date of declaration.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

     (a) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

     (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary of the Company or of shares of Capital Stock of the Company or any Restricted Subsidiary of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, shares of the Company's Capital Stock (other than Disqualified Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Stock);

     (c) other Restricted Payments in an aggregate amount not to exceed $20.0 million;

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

     (d) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary of the Company (other than Disqualified Stock) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (e) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of all of its Capital Stock on a pro rata basis; and

     (f) the redemption, repurchase, retirement, defeasance or other acquisition of any Disqualified Stock of the Company or any Restricted Subsidiary in exchange for, or out of the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Disqualified Stock of the Company or such Restricted Subsidiary, respectively; provided that: (i) the aggregate liquidation preference of such Disqualified Stock does not exceed the aggregate liquidation preference of the Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded; and (ii) such Disqualified Stock has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded.

     In addition, the provisions in the first paragraph of this Section 9.08 will not prohibit the declaration and payment of dividends to holders of the Company's issued and outstanding $2.28 Cumulative Preferred Stock and $2.625 Cumulative Convertible Preferred Stock and to holders of any other class or series of preferred stock of the Company issued in exchange for or to refinance the $2.28 Cumulative Preferred Stock or $2.625 Cumulative Convertible Preferred Stock; provided that such new class or series of preferred stock has a dividend rate that is the same as or less than the dividend rate on the $2.28 Cumulative Preferred Stock and the $2.625 Cumulative Convertible Preferred Stock, so exchanged or refinanced.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in the good faith judgment of the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. Not later than 10 days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 9.08 were computed.

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

Section 9.09. Limitation on Dividends and Other Payment Restrictions Affecting
              ----------------------------------------------------------------
Subsidiaries.
-------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

     (b) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

     (c) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (i) any agreement or other instrument as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, in any material respect with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the date of this Indenture, all as determined in the good faith judgment of the Board of Directors;

          (ii) this Indenture and the Securities;

          (iii)applicable laws, rules, regulations and/or orders;

          (iv) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent entered into or created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired;

          (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

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

          (vi) pursuant to Capitalized Lease Obligations and purchase money obligations for property leased or acquired in the ordinary course of business that impose restrictions on the property so acquired in the nature described in clause (c) of the preceding paragraph;

          (vii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, in any material respect than those contained in the agreements governing the Indebtedness being refinanced as determined in the good faith judgment of the Board of Directors; and

          (viii)Liens, securing Indebtedness, otherwise permitted to be created or incurred pursuant to the provisions of Section 9.13 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of or transfer the assets subject to such Lien;

          (ix) pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions pending consummation of the subject transaction;

          (x) pursuant to agreements among holders of Capital Stock of any Restricted Subsidiary of the Company requiring distributions in respect of such Capital Stock to be made pro rata based on the percentage of ownership in and/or contribution to such Restricted Subsidiary;

          (xi) in the case of clause (c) of the preceding paragraph of this covenant, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract, or (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Subsidiaries not otherwise prohibited by this Indenture; and

          (xi) other Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to the provisions of Section 9.11 hereof subsequent to the Issue Date; provided, however, that the provisions relating to such encumbrances or restrictions contained in such Indebtedness are not less favorable to the Company, taken as a whole, in any material respect as determined in the good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in this Indenture.

Section 9.10. Limitation on Transactions with Affiliates.
              ------------------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of any of its properties or assets or the rendering of any service) with, or for the benefit of, any Affiliate of the Company other than a Restricted Subsidiary (each, an "Affiliate Transaction"), unless:

     (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary in all material respects than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

     (b) the Company delivers to the Trustee:

          (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors; and

          (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness of such Affiliate Transaction in all material respects, taken as a whole, to the Holders from a financial point of view issued by an accounting, engineering, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (a) Restricted Payments permitted by, and Permitted Investments that are not prohibited by, the provisions of this Indenture described above under Section 9.08 hereof (other than Permitted Investments in another Person in which an Affiliate of the Company or an Affiliate of any of the Company's Subsidiaries owns an interest);

     (b) any employment agreement, employee benefit plan, related trust agreement or any similar arrangement, payment of compensation and fees to, and indemnity provided on behalf of, employees, officers, directors or consultants, maintenance of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plan and similar plans, and loans and advances to employees, officers, directors, consultants and shareholders, in each case entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by a majority of Disinterested Directors (or the Board of Directors of the Company in the case of plans or agreements affecting all employees, officers or directors as a group);

     (c) transactions between or among the Company and/or its Restricted Subsidiaries;

     (d) transactions with a Person that is an Affiliate of the Company solely because the Company owns any Capital Stock in such Person;

     (e) payment of directors fees;

     (f) any agreement or arrangement in effect on the Issue Date and any amendments, modifications or replacements thereof (so long as any such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries in any material respect than the agreement as in effect on the Issue Date); and

     (g) any stockholder agreement or registration rights agreement to which the Company is a party on the Issue Date and any similar agreements which it may enter into thereafter; provided that the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment or under such a similar agreement entered into after the Issue Date shall only be permitted by this clause (g) to the extent that the terms are no less favorable to the Company and its Restricted Subsidiaries in any material respect than the agreement as in effect on the Issue Date.

Section 9.11. Limitation on Indebtedness.
              --------------------------

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) other than (a) Indebtedness represented by the Initial Notes to be issued on the date of this Indenture and Indebtedness represented by the Exchange Notes to be issued pursuant to the Registration Rights Agreement and (b) Permitted Indebtedness unless, after giving effect to the incurrence of such Indebtedness and the receipt and applications of the proceeds therefrom, the Company's Consolidated Operating Cash Flow Ratio is greater than 2.0 to 1 with respect to calculations made on or before June 15, 2001 and greater than 2.25 to 1 with respect to calculations made after June 15, 2001. The Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this Section 9.11 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

     (i) Indebtedness under the Credit Facilities (including, without limitation, Indebtedness under the Revolving Credit Facility) in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed an amount equal to $250.0 million;

     (ii) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refinance, extend, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred (pursuant to clauses (iii) through (xi) below or previously incurred pursuant to this clause (ii));

     (iii) the Existing Indebtedness (excluding Indebtedness under the Revolving Credit Facility);

     (iv)  between or among the Company and/or its Restricted Subsidiaries;

     (v) arising out of Sale/Leaseback Transactions or Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary of the Company (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate amount or accreted value, if applicable, not to exceed $15.0 million at any time outstanding;

     (vi) arising out of Hedging Obligations; provided, however, that such obligations are incurred in the ordinary course of business and not for speculative purposes;

     (vii) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business;

     (viii)any Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness so long as the incurrence of such Indebtedness is permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture;

     (ix) Indebtedness incurred in respect of workers' compensation claims, self insurance obligations, performance, surety and similar bonds, including guarantees and letters of credit supporting such performance, surety and similar bonds, provided by the

          Company or a Restricted Subsidiary in the ordinary course of business (in each case other than for an obligation for money borrowed);

     (x) Indebtedness arising from any agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition; and

     (xi) in addition to Indebtedness permitted by clauses (i) through (x) above, Indebtedness not to exceed on a consolidated basis for the Company and its Restricted Subsidiaries at any time $25.0 million.

     For purposes of determining compliance with this Section 9.11, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi) above, or is entitled to be incurred pursuant to the first paragraph of this
Section 9.11, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this
Section 9.11, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 9.11.

Section 9.12. Limitation on Issuance of Subsidiary Guarantees of Indebtedness.
              ---------------------------------------------------------------

     The Company shall not permit any domestic Restricted Subsidiary that is not a Guarantor (a "non-Guarantor Subsidiary"), directly or indirectly, to guarantee or secure the payment of any Senior Debt of Western unless such non-Guarantor Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of the Notes by such non-Guarantor Subsidiary, which Subsidiary Guarantee shall be subordinated to the Guarantor Senior Debt (but no other Indebtedness) to the same extent that the Notes are subordinated to Senior Debt.

Section 9.13. Limitation on Liens.
              -------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure (a) any Indebtedness of the Company, unless the Notes are secured equally and ratably simultaneously with or prior to the creation, incurrence, or assumption of such Lien for as long as such Lien exists, or (b) any Indebtedness of any Guarantor, unless the Subsidiary Guarantees are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien for so long as such Lien exists; provided, that in any case involving a Lien securing Indebtedness which is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, such Lien is subordinated to the Lien securing the Notes or the Subsidiary Guarantees to the same extent that such subordinated debt is subordinated to the Notes or the Subsidiary Guarantees.

Section 9.14. Limitation on Certain Asset Dispositions.
              ----------------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Disposition unless:

     (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of;

     (b) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

     (c) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

          (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

          (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 120 days of the consummation of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion).

     Within 365 days of the receipt of any Net Available Proceeds from an Asset Disposition, the Company may apply such Net Available Proceeds at its option:

     (a) to repay Obligations relating to Indebtedness of the Company or any Restricted Subsidiary, other then Indebtedness which is subordinated to the Notes or to the Restricted Subsidiary's Subsidiary Guarantee, as applicable;

     (b) to invest in the Capital Stock of any Person primarily engaged in the Principal Business if such investment would be a Permitted Business Investment or if, as a result of such acquisition, such Person becomes a Restricted Subsidiary;

     (c) to make a capital expenditure for the Principal Business; or

     (d) to acquire other long-term assets that are used or useful in the Principal Business.

     Any Net Available Proceeds from an Asset Disposition that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. As soon as practical, after any date (an "Asset Disposition Trigger Date") that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (an "Asset Disposition Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

Section 9.15. No Layering of Indebtedness.
              ---------------------------

     The Company wil not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Guarantor Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Section 9.16. Additional Subsidiary Guarantees.
              --------------------------------

     Each current and future domestic Restricted Subsidiary of the Company will be required to be a Guarantor for so long as such Restricted Subsidiary has outstanding any Guarantees with respect to the Senior Debt of the Company. In addition, the Company may cause any other domestic Restricted Subsidiary to become a Guarantor. To become a Guarantor, a Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing for a Subsidiary Guarantee of the Notes by such Subsidiary, which Subsidiary Guarantee will be subordinated to Guarantor Senior Debt (but no other Indebtedness) to the same extent that the Notes are subordinated to Senior Debt of the Company. Thereafter, such Restricted Subsidiary shall be deemed to be a Guarantor for all purposes under this Indenture.

Section 9.17. Designation of Restricted and Unrestricted Subsidiaries.
              -------------------------------------------------------

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default; provided that, in no event shall the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary, unless after giving pro forma effect to such transfer the Company could have incurred an additional $1.00 of Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.11 hereof. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 9.08 hereof. All such outstanding Investments will be valued at their fair market value at the time of such classification as determined in the good faith judgment of the Board of Directors. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 9.11 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.


                                  ARTICLE 10.

                           REDEMPTION OF SECURITIES

Section 10.01. Right of Redemption.
               -------------------

     Securities of any series which are redeemable at the election of the Company before their Stated Maturity shall be redeemable in accordance with the terms set forth in the form of Security and in this Article and at the Redemption Prices specified in the form of Security (except as otherwise specified as contemplated by Section 2.01 hereof). Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Except as set forth in Sections 9.14 and 14.02 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Prior to June 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued on the Issue Date at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that

     (a) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

     (b) the redemption must occur within 90 days after the Company's receipt of the net cash proceeds of the Public Equity Offering.

     Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to June 15, 2004.

     Beginning on or after June 15, 2004, the Company, at its option, may redeem all or a part of the Notes upon not less than 30 or more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

          Year                           Percentage

          2004                           105.000%
          2005                           103.750%
          2006                           102.500%
          2007                           101.250%
          2008 and thereafter            100.00%

Section 10.02. Applicability of Article.
               ------------------------

     Redemption of the Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article 10.

Section 10.03. Election to Redeem; Notice to Trustee.
               -------------------------------------

     The election of the Company to redeem any Securities pursuant to Section
10.01 hereof shall be evidenced by a Board Resolution, which Board Resolution shall be delivered to the Trustee at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee). In case of any redemption at the election of the Company of less than all the Securities, the Company shall notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed upon delivery of the Board Resolution related to such redemption.

Section 10.04. Selection by Trustee of Securities to Be Redeemed.
               -------------------------------------------------

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

     (a) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

     (b) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     In the event that the Company is required to make an Offer to purchase pursuant to Sections 9.14 or 14.02 hereof and the amount available for such Offer is not an integral multiple of $1,000, the Trustee shall promptly refund to the Company any remaining excess proceeds, which shall be less than $1,000.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 10.05. Notice of Redemption.
               --------------------

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state:

     (1)  the Redemption Date,

     (2) the Redemption Price, plus accrued interest,

     (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

     (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed and that, unless the Company defaults in making the redemption payment, interest thereon will cease to accrue on and after said date,

     (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

     (7) if any of the Securities are being redeemed in part, the portion of the principal amount thereof to be redeemed and that upon cancellation of the original Security a new Security in principal amount equal to the unredeemed portion thereof will be issued,

     (8) the provision of the Securities pursuant to which the Securities called for redemption are being redeemed,

     (9) the aggregate principal amount of Securities that are being redeemed, and

     (10)the CUSIP number of the Securities that are being redeemed.

     Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Notices of redemption may not be conditional.

Section 10.06. Deposit of Redemption Price.
               ---------------------------

     Prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company, any Subsidiary of the Company or any of their respective Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 9.03 hereof) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 10.07. Securities Payable on Redemption Date.
               -------------------------------------

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall not bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.12 hereof.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 10.08. Securities Redeemed in Part.
               ---------------------------

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 10.09. Offer to Purchase by Application of Excess Proceeds.
               ---------------------------------------------------

     In the event that, pursuant to Section 9.14 hereof, the Company shall be required to commence an Asset Disposition Offer, it shall follow the procedures specified below.

     The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period, the Company shall purchase the principal amount of Notes required to be purchased pursuant to
Section 9.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all

Notes tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

     Upon commencement of an Asset Disposition Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

     (a) that the Asset Disposition Offer is being made pursuant to this Section
         10.09 and Section 9.14 hereof and the length of time the Asset Disposition Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrete or accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Payment Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 10.09. The Company, the Depositary or the Payment Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Purchase Date.

     Other than as specifically provided in this Section 10.09, any purchase pursuant to this Section 10.09 shall be made pursuant to the provisions of Sections 10.01 through 10.08 hereof.


                                  ARTICLE 11.

                          SUBORDINATION OF THE NOTES

Section 11.01. Agreement to Subordinate.
               ------------------------

     The Company covenants and agrees, and each Holder by accepting a Note agrees, that the payment of principal, premium, if any, and interest on these Notes and any other Obligations with respect to the Notes, including but not limited to any Obligation to repurchase the Notes and the Obligation to pay any Special Interest due in connection with the Exchange Offer, are subordinated, to the extent and in the manner provided in this Article 11 (subject to the provisions of Article 15), to the prior payment in full in cash of all existing and future Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of the Company. The Notes shall in all respects rank subordinate in right of payment to all existing and future Senior Debt of the Company, pari passu with any future pari passu Indebtedness of the Company and senior to any future subordinated Indebtedness of the Company, which by its terms is expressly subordinated to the Notes. All provisions of this Article shall be subject to Section 11.12 hereof.

Section 11.02. Liquidation; Dissolution; Bankruptcy
               ------------------------------------

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshaling of the Company's assets or liabilities, or similar proceeding relating to the Company or its property (each such event, if any, herein sometimes referred to as a "Proceeding"):

     (a) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations in respect of the Senior Debt before Holders will be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Article 15), whether such payments relate to the principal of, any premium on, or interest (including any Special Interest) on the Notes; and

     (b) until the Senior Debt of the Company is paid in full in cash, any distribution made by or on behalf of the Company to which Holders of Notes would be entitled but for this Article shall be made to holders of Senior Debt of the Company as their interests may appear, except that Holders of Notes may receive and retain (a) Permitted Junior Securities and (b) payments and other distributions made from the trust described in Article 15; provided that (i) no Holder of the Notes shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the Notes to be treated in the same class of claims as the Senior Debt of the Company or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt shall be entitled to receive any cash payments made to any Holder of Notes on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt have been paid in full in cash.

For purposes of this Section "paid in full" or "payment in full," as used with respect to Senior Debt of the Company, means the receipt of cash in payment of the principal amount of such Senior Debt and premium, if any, and, interest thereon to the date of such payment, and any other Obligations due in respect of such Senior Debt.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, assignment, lease or transfer of all or substantially all of its Property or assets to another Person upon the terms and conditions set forth in Article 7 hereof shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, assignment, lease, or transfer such Property or assets, as the case may be, shall, as a part of such consolidation, merger, sale, conveyance, assignment, lease or transfer, comply with the conditions set forth in Article 7 hereof.

Section 11.03. Default on Senior Debt of the Company.
               -------------------------------------

     The Company may not pay (except in Permitted Junior Securities or from the trust described in Article 15) the principal of, premium, if any, on, or interest (including any Special Interest) on, or any other amounts with respect to, the Notes or make any deposit pursuant to Article 15 and may not repurchase, redeem, or otherwise retire any Notes (collectively, "pay the Notes") if (a) a default in the payment of any Obligations relating to any Designated Senior Debt occurs and is continuing beyond any applicable grace period or (b) any other default occurs and is continuing on Designated Senior Debt that permits (or that would permit, following the passage of time, the giving of notice, or both) holders of the Designated Senior Debt as to which the default relates to accelerate its maturity unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Obligations in respect of the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Debt.

     During the continuance of any default (other than a default described in clause (a), and provided that no acceleration has occurred and is continuing as described in clause (b) of the preceding sentence) with respect to any such Designated Senior Debt pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any issue of Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days after receipt of such notice by the Company and the Trustee unless earlier terminated (i) by written notice to the Company and the Trustee from each Representative which gave such Payment Blockage Notice, (ii) because such default is no longer continuing, or
(iii) because all Designated Senior Debt for which the Payment Blockage Notice was given (whether by virtue of the initial Payment Blockage Notice or by virtue of its Representative joining in the initial Payment Blockage Notice as described below in this paragraph) has been repaid in full in cash. Within three days after receipt of a Payment Blockage Notice from the Representative of any issue of Designated Senior Debt, the Company shall notify the holders of each other issue of Designated Senior Debt of the Company's receipt of the Payment Blockage Notice by sending a notice (the "Notice") by registered mail to each person and address that each holder of each such other issue of Designated Senior Debt previously has designated to the Company in writing. In the absence of a specific designation, the Company shall send the Notice to each person and address specified for notices under the applicable agreement under which such Designated Senior Debt is outstanding. The Notice shall specify the default or defaults to which the Payment Blockage Notice relates (the "Blockage Default"). In the Notice, the Company shall offer the holders of each such other issue of Designated Senior Debt, acting through the Representative of such Designated Senior Debt, the opportunity, retroactive to the effective date of the Payment Blockage Notice, to join in the Payment Blockage Notice if the Blockage Default also constitutes a default (including, without limitation, by operation of a cross-default or similar provision) under the terms of such holders' Designated Senior Debt. Each Representative of Designated Senior Debt that notifies the Company in writing, in the manner specified in such Designated Senior Debt, within 20 days after the Company's sending of the Notice, that such Representative intends to join in the Payment Blockage Notice will be deemed to have given the original Payment Blockage Notice. The Company may not repay any Designated Senior Debt from the time of its receipt of a Payment Blockage Notice until the expiration of such 20-day period without the prior written consent of the Representative of each issue of Designated Senior Debt.

     Notwithstanding the provisions described in the immediately preceding paragraph, unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may and shall (unless otherwise prohibited pursuant to clause (a) of the first sentence of this Section) resume payments on the Notes after the end of such Payment Blockage Period. No more than one Payment Blockage Notice may be given in any consecutive 360-day period, and no nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

Section 11.04. Acceleration of Payment of Notes.
               --------------------------------

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative of each issue of Designated Senior Debt of the acceleration; provided that such acceleration shall not be effective until the earlier of an acceleration of the Designated Senior Debt or five Business Days after such notice is received.

Section 11.05. When Distribution Must Be Paid Over.
               -----------------------------------

     In the event that the Company shall make any payment to the Trustee or any Holder with respect to any Obligations relating to the Notes at a time when the Trustee or such Holder has actual knowledge that such payment is prohibited by
Section 11.02, 11.03 or 11.04 hereof, such payment shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them) or their Representative or the Trustee under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to

Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

Section 11.06.  Subrogation.
                -----------

     After all Senior Debt of the Company is paid in full in cash and until the Notes are paid in full, the Holders shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt of the Company which otherwise would have been made to Holders is not, as between the Company and the Holders, payment by the Company on such Senior Debt.

 Section 11.07. Relative Rights.
                ---------------

     This Article 11 defines the relative rights of Holders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of, any premium on, and interest (including any Special Interest) on the Notes in accordance with their terms;

                (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                (c) except as set forth in Sections 11.03 and 11.04 hereof, prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of the Company to receive payments and distributions otherwise payable to Holders.

Section 11.08.  Subordination May Not Be Impaired by the Company.
                ------------------------------------------------

     No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

 Section 11.09. Rights of Trustee and Paying Agent.
                ----------------------------------

     Notwithstanding Section 11.03 hereof (but subject to Section 11.05 hereof), the Trustee or any Payment Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Notes may not be made under this Article. Only the Company, a Representative, or a holder of a class of Senior Debt that has no Representative may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Senior Debt of the Company for payments made to Holders by the Company or any Paying Agent unless cash payments are made at the direction of the Trustee more than one Business Day after receipt of such notice referred to above.

Section 11.10.  Distribution of Notice to Representative.
                ----------------------------------------

     Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

Section 11.11.  Trust Moneys Not Subordinated.
                -----------------------------

     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article 15 hereof by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article 11, and none of the Holders or the Trustee shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company or any Representative.

Section 11.12.  Trustee Entitled To Rely.
                ------------------------

     Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 hereof are pending, (b) upon a certificate of the liquidating trustee, receiver, trustee in bankruptcy, or agent or other Person making such payment or distribution to the Trustee or to the Holders, or (c) upon the Representatives for the holders of Senior Debt of the Company or such holders if there is no Representative with respect to any Senior Debt of the Company, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt of the Company and other Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution, and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 5.03 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

Section 11.13. Trustee To Effectuate Subordination.
               -----------------------------------

     Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 11.14. Trustee Not Fiduciary for Holders of Senior Debt of the Company.
               ---------------------------------------------------------------

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 11 or otherwise, except if such mistake was the result of the Trustee's gross negligence or wilful misconduct. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 11 and no implied covenants or obligations with respect to holders of Senior Debt of the Company shall be read into this Indenture against the Trustee.

Section 11.15. Reliance by Holders of Senior Debt of the Company on
               ----------------------------------------------------
               Subordination Provisions.
               ------------------------

     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. The provisions of this Article 11 shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders of Senior Debt, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Article 11 shall be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture or the Notes. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, and without impairing or releasing the subordination provided in this
Article 11 or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(ii) release any Person liable in any manner for the payment or collection of Senior Debt; (iii) exercise or refrain from exercising any rights against the Company and any Person, including any guarantor or surety; and (iv) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; provided, however, that in no event shall any of the foregoing actions limit the right of the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 4 hereof or to pursue any rights or remedies hereunder or under applicable law if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.16.  Proofs of Claim.
                ---------------

     In the event that the Company is subject to any proceeding under any bankruptcy, insolvency, or analogous laws and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Notes, then any Representative of Senior Debt of the Company, or any holder thereof if there is no Representative therefor, may file such proof of claim no earlier than the later of (a) the expiration of 15 days after such Representative notified the Trustee and the Company of its intention to do so and (b) 30 days preceding the last day it is permitted to file such claim.

Section 11.17.  Rights of Trustee as Holder of Senior Debt of the Company;
                ----------------------------------------------------------
                Preservation of Trustee's Rights.
                --------------------------------

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.07 hereof.

Section 11.18.  Article Applicable to Paying Agents.
                -----------------------------------

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that neither Section 11.09 hereof nor Section 11.12 hereof shall apply to the Company or any Wholly Owned Subsidiary if it or such Wholly Owned Subsidiary of the Company acts as Paying Agent.

Section 11.19. Liquidation, Dissolution and Bankruptcy.
               ---------------------------------------

     To the extent any payment of Senior Debt of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be a fraudulent transfer or preferential, set aside, or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent, or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance, or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt of the Company or part thereof originally intended to be satisfied shall for purposes of this Article 11 be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt of the Company is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent transfer, or similar law, then the obligation so declared fraudulent or invalid or otherwise set aside (and all other amounts that would have come due with respect thereto had such obligation not been so affected) for purposes of this Article 11 shall be deemed to be reinstated and outstanding as Senior Debt of the Company as if such declaration, invalidity, or setting aside had not occurred.


                                  ARTICLE 12.

                             SUBSIDIARY GUARANTEES

Section 12.01.  Guarantees.
                ----------

     Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other Obligations of the Company under this Indenture and the Securities. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.

     Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (d) the release of any security

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

held by any Holder or the Trustee for the Obligations of any of them, (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations, or (f) any change in the ownership of such Guarantor.

     Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

     Each Subsidiary Guarantee is, to the extent and in the manner set forth in
Article 13 hereof, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Guarantor Senior Debt of the Guarantor giving such Subsidiary Guarantee and each Subsidiary Guarantee is made subject to such provisions of this Indenture.

     Except as expressly set forth in Articles 8 and 15 hereof and Sections
12.02 and 12.06 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any term or provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 13 hereof. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 hereof for the purposes of such Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 4 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 12.01.

     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

Section 12.02.  Limitation on Liability.
                -----------------------

     Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law, and for purposes of such laws, any Guarantor Senior Debt of a Guarantor that is incurred from time to time shall be deemed to have been incurred prior to the incurrence by such Guarantor of liability under its Subsidiary Guarantee.

Section 12.03.  Successors and Assigns.
                ----------------------

     This Article 12 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

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

Section 12.04.  No Waiver.
                ---------

     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

Section 12.05.  Modification.
                ------------

     No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.06.  Certain Restrictions.
                --------------------

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

     (a) at the time of and immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (b)  either:

          (i) the Person acquiring the property in that sale or disposition or the Person formed by or surviving that consolidation or merger (if other than the Company or a Guarantor) assumes all the obligations of that Guarantor pursuant to an agreement reasonably satisfactory to the Trustee; or

          (ii) the Net Available Proceeds of that sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

Section 12.07.  Release of Guarantor.
                --------------------

     Notwithstanding the foregoing, any Subsidiary Guarantee of a Guarantor, whether in existence on the Issue Date or entered into thereafter pursuant to
Section 9.16 will be released and discharged upon:

c                                      109

     (a) any sale, exchange or transfer of all or substantially all the Capital Stock owned by the Company or any Restricted Subsidiary in the applicable Guarantor to a Person that is not the Company or a Restricted Subsidiary, if the Company applies the Net Available Proceeds of that sale, exchange or transfer in accordance with Section 9.14;

     (b) any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such Guarantor (including by way of merger or consolidation) to a Person that is not the Company or a Restricted Subsidiary, if the Company applies the Net Available Proceeds of that sale, assignment, conveyance, transfer, lease or other disposition in accordance with
          Section 9.14;

     (c) the merger or consolidation of such Guarantor with or into the Company or a Restricted Subsidiary (provided, that, in the case of a merger into or consolidation with a Restricted Subsidiary that is not then a Guarantor, the surviving Restricted Subsidiary assumes the Subsidiary Guarantee of such Guarantor and that transaction or series of transactions is not prohibited by this Indenture);

     (d) the release or discharge of all Guarantees by such Guarantor of all Senior Debt of the Company; or

     (e) the Company's designation of that Guarantor as an Unrestricted Subsidiary in accordance with this Indenture.

A Guarantor released upon the occurrence of any of the foregoing shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture satisfactory to the Trustee. Such supplemental indenture shall be accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture and release of the Subsidiary Guarantee complies with the provisions of this Indenture and that all conditions precedent to such supplemental indenture and release of the Subsidiary Guarantee have been complied with.

Section 12.08.  Execution of Supplemental Indenture for Future Guarantors.
                ---------------------------------------------------------

     Each domestic Subsidiary which is required to become a Guarantor pursuant to Section 9.16 hereof shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under this Article 12 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to Section 12.02 hereof, the application of bankruptcy,

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

insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                  ARTICLE 13.

                    SUBORDINATION OF SUBSIDIARY GUARANTEES

Section 13.01.  Agreement to Subordinate.
                ------------------------

     Each Guarantor covenants and agrees, and each Holder by accepting a Note agrees, that all payments by such Guarantor in respect of its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article (and subject to the provisions of Article 15), to the prior payment in full in cash of all existing and future Guarantor Senior Debt of such Guarantor, and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Debt of such Guarantor. The Subsidiary Guaranty of each Guarantor shall in all respects rank subordinate in right of payment to all existing and future Guarantor Senior Debt of such Guarantor, pari passu with any future pari passu Indebtedness of such Guarantor and senior to any future subordinated Indebtedness of such Guarantor, which by its terms is expressly subordinated to the Guarantor Senior Debt. All provisions of this Article 13 shall be subject to Section 13.12 hereof.

Section 13.02.  Liquidation; Dissolution; Bankruptcy
                ------------------------------------

     Upon any payment or distribution of the assets of a Guarantor upon a total or partial liquidation, dissolution or winding up of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshaling of the Company's assets or liabilities, or similar proceeding relating to such Guarantor or its property (each such event, if any, herein sometimes referred to as a "Proceeding"):

          (a) holders of Guarantor Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations in respect of the Guarantor Senior Debt before Holders are entitled to receive any payment with respect to the Notes by such Guarantor in respect of its Subsidiary Guarantee; and

          (b) until all Guarantor Senior Debt of such Guarantor is paid in full in cash, any distribution made by or on behalf of such Guarantor to which the Holders of Notes would be entitled but for this Article 13 shall be made to the holders of Guarantor Senior Debt of such Guarantor, as their interests may appear, except that Holders of Notes may receive and retain shares of stock and any debt securities that are subordinated to Guarantor Senior Debt of the Guarantor (and to all debt securities issued in replacement of or exchange for such Guarantor Senior Debt) to at least the same extent as the Securities are subordinated to Senior Debt of the Company; provided that (i) no Holder of the Notes shall have the right to receive and retain any such junior securities if the existence of such right would have the effect of causing the Notes to be treated in the same class of claims as the Guarantor Senior Debt of the Guarantor or any class of claims which is pari passu with such Guarantor Senior Debt and (ii) holders of Guarantor Senior Debt shall be entitled to receive any cash payments to any Holder of Notes on the account of any such junior securities until all Obligations in respect of Guarantor Senior Debt have been paid in full in cash.

For purposes of this Section 13.02 "paid in full" or "payment in full", as used with respect to Guarantor Senior Debt of a Guarantor, means the receipt of cash in payment of the principal amount of such Guarantor Senior Debt and premium, if any, thereon, interest thereon to the date of such payment, and any other Obligations due in respect of such Guarantor Senior Debt.

     The consolidation of a Guarantor with, or the merger of such Guarantor into, another Person or the liquidation or dissolution of such Guarantor following the sale, conveyance, assignment, lease or transfer of all or substantially all of its Property or assets to another Person upon the terms and conditions set forth in Article 7 hereof shall not be deemed a Proceeding for the purposes of this Section 13.02 if the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, conveyance, assignment, lease or transfer such Property or assets, as the case may be, shall, as a part of such consolidation, merger, sale, conveyance, assignment, lease or transfer, comply with the conditions set forth in Article 7 hereof.

Section 13.03   Default on Guarantor Senior Debt of a Guarantor.
                -----------------------------------------------

     A Guarantor may not make any payment in respect of its Subsidiary Guarantee ("make a Guarantee Payment") if (a) a default in the payment of any Obligations relating to any Designated Guarantor Senior Debt occurs and such Obligations are not paid within any applicable grace period (including at maturity) or (b) any other default on Guarantor Senior Debt of the Guarantor occurs and is continuing that permits (or that would permit, following the passage of time, the giving of notice, or both) the holders of Designated Guarantor Senior Debt as to which the default relates to accelerate its maturity unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Guarantor Senior Debt has been paid in full in cash; provided, however, that such Guarantor may make a Guarantee Payment without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Guarantor Senior Debt of such Guarantor.

     During the continuance of any default (other than a default described in clause (a), and provided that no acceleration has occurred and is continuing as described in clause (b) of the preceding sentence) with respect to any such Designated Guarantor Senior Debt pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration), such Guarantor may not make a Guarantee Payment for a period (a

"Guarantee Payment Blockage Period") commencing upon the receipt by such Guarantor and the Trustee of written notice of such default from the Representative of the holders of any such Designated Guarantor Senior Debt of such Guarantor specifying an election to effect a Guarantee Payment Blockage Period (a "Guarantee Payment Blockage Notice") and ending 179 days after receipt of such notice by such Guarantor and the Trustee unless earlier terminated (i) by written notice to such Guarantor and the Trustee from each Representative which gave such Guarantee Payment Blockage Notice, (ii) because such default is no longer continuing or (iii) because all Designated Guarantor Senior Debt of such Guarantor for which the Guarantor Payment Blockage Notice was given (whether by virtue of the initial Guarantor Payment Blockage Notice or by virtue of its Representative joining in the initial Guarantor Payment Blockage Notice as described below in this paragraph) has been repaid in full in cash. Within three days after receipt of a Guarantor Payment Blockage Notice from the Representative of any issue of Designated Guarantor Senior Debt, such Guarantor shall notify the holders of each other issue of Designated Guarantor Senior Debt of such Guarantor's receipt of the Guarantor Payment Blockage Notice by sending a notice (the "Notice") by registered mail to each person and address that each holder of each such other issue of Designated Guarantor Senior Debt previously has designated to such Guarantor in writing. In the absence of a specific designation, such Guarantor shall send the Notice to each person and address specified for notices under the applicable agreement under which such Designated Guarantor Senior Debt is outstanding. The Notice shall specify the default or defaults to which the Guarantor Payment Blockage Notice relates (the "Blockage Default"). In the Notice, such Guarantor shall offer the holders of each such other issue of Designated Guarantor Senior Debt, acting through the Representative of such Designated Guarantor Senior Debt, the opportunity, retroactive to the effective date of the Guarantor Payment Blockage Notice, to join in the Guarantor Payment Blockage Notice if the Blockage Default also constitutes a default (including, without limitation, by operation of a cross-default or similar provision) under the terms of such holders' Designated Guarantor Senior Debt. Each Representative of Designated Guarantor Senior Debt that notifies such Guarantor in writing, in the manner specified in such Designated Guarantor Senior Debt, within 20 days after such Guarantor's sending of the Notice, that such Representative intends to join in the Guarantor Payment Blockage Notice will be deemed to have given the original Guarantor Payment Blockage Notice. Such Guarantor may not repay any Designated Guarantor Senior Debt from the time of its receipt of a Guarantor Payment Blockage Notice until the expiration of such 20-day period without the prior written consent of the Representative of each issue of Designated Guarantor Senior Debt.

     Notwithstanding the provisions described in the immediately preceding paragraph, unless the holders of such Designated Guarantor Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Guarantor Senior Debt and not rescinded such acceleration, such Guarantor may and shall (unless otherwise prohibited pursuant to the first sentence of this Section) resume making Guarantee Payments after the end of such Guarantee Payment Blockage Period. No more than one Guarantee Payment Blockage Notice may be given with respect to each Guarantor in any consecutive 360-day period, and no nonpayment default that existed or was continuing on the date of delivery of any Guarantee Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

Section 13.04.  Acceleration of Payment of Notes.
                --------------------------------

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative of each issue of Designated Guarantor Senior Debt of the Guarantors of the acceleration; provided that such acceleration shall not be effective until the earlier of an acceleration of the Designated Guarantor Senior Debt or five Business Days after such notice is received.

Section 13.05.  When Guarantee Payment Must Be Paid Over.
                ----------------------------------------

     If a Guarantor makes a Guarantee Payment to the Trustee or Holders with respect to any Obligations relating to the Notes at a time when the Trustee or such Holder has actual knowledge that such payment is prohibited by Section 13.02, 13.03 or 13.04 hereof, such payment shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Guarantor Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Guarantor Senior Debt held by them) or their Representative or the trustee under this indenture or other agreement (if any) pursuant to which Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt.

Section 13.06.  Subrogation.
                -----------

     After all Guarantor Senior Debt of a Guarantor is paid in full in cash and until the Securities are paid in full, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive distributions applicable to such Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Debt. A distribution made under this Article 13 to holders of Guarantor Senior Debt of a Guarantor which otherwise should have been made to Holders is not, as between such Guarantor and the Holders, payment by such Guarantor on such Guarantor Senior Debt.

Section 13.07.  Relative Rights.
                ---------------

     This Article 13 defines the relative rights of Holders and holders of Guarantor Senior Debt of a Guarantor. Nothing in this Indenture shall:

          (a) impair, as between a Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make any Guarantee payment in accordance with the terms of its Subsidiary Guarantee;

          (b) affect the relative rights of Holders and creditors of the Guarantors other than their rights in relation to holders of Guarantor Senior Debt of the Guarantors; or

          (c) except as set forth in Sections 13.03 and 13.04 hereof, prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Debt of such Guarantor to receive payments and distributions otherwise payable to Holders.

Section 13.08.  Subordination May Not be Impaired by the Guarantor.
                --------------------------------------------------

     No right of any holder of Guarantor Senior Debt of a Guarantor to enforce the subordination of the obligation of such Guarantor pursuant to its Subsidiary Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

Section 13.09.  Rights of Trustee and Paying Agent.
                ----------------------------------

     Notwithstanding Section 13.03 hereof (but subject to Section 13.05 hereof), the Trustee or any Paying Agent may continue to make Guarantee Payments and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such Guarantee Payment unless, not less than two Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that Guarantee Payments may not be made under this Article 13. Only a Guarantor, the Company, a Representative or a holder of a class of Guarantor Senior Debt of a Guarantor that has no Representative may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Guarantor Senior Debt of a Guarantor for payments made to Holders by a Guarantor or any Paying Agent unless cash payments are made at the direction of the Trustee more than one Business Day after receipt of such notice referred to above.

Section 13.10.  Distribution of Notice to Representative.
                ----------------------------------------

     Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt of the Guarantors, the distribution may be made and the notice given to their Representative (if any).

Section 13.11   Trust Moneys Not Subordinated.
                -----------------------------

     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article 15 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Guarantor Senior Debt of the Guarantors or subject to the restrictions set forth in this Article 13, and none of the Holders or the Trustee shall be obligated to pay over any such amount to the Company or any holder of Guarantor Senior Debt of the Guarantors or any other creditor of the Guarantors or any Representative.

Section 13.12.  Trustee Entitled to Rely.
                ------------------------

     Upon any payment or distribution pursuant to this Article 13, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 hereof are pending, (ii) upon a certificate of the liquidating trustee, receiver, trustee in bankruptcy or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Guarantor Senior Debt of a Guarantor or such holders if there is no Representative with respect to any Guarantor Senior Debt of a Guarantor, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt of a Guarantor and other Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 5.03 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 13.

Section 13.13.  Trustee to Effectuate Subordination.
                -----------------------------------

     Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Guarantor Senior Debt of the Guarantors as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 13.14.  Trustee Not Fiduciary for Holders of Guarantor Senior Debt of
                -------------------------------------------------------------
                the Guarantors.
                --------------

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of the Guarantors and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Guarantor Senior Debt of the Guarantors shall be entitled by virtue of this Article 13 or otherwise, except if such mistake was the result of the Trustee's gross negligence or wilful misconduct. With respect to the holders of Guarantor Senior Debt of the Guarantors, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 13 and no implied covenants or obligations with respect to holders of Guarantor Senior Debt of the Guarantors shall be read into this Indenture against the Trustee.

Section 13.15.  Reliance by Holders of Guarantor Senior Debt of the Guarantors
                --------------------------------------------------------------
                on Subordination Provisions.
                ---------------------------

     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Debt of the Guarantors, whether such Guarantor Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Debt and such holder of Guarantor Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Debt.

Section 13.16.  Proofs of Claim.
                ---------------

     In the event that a Guarantor is subject to any proceeding under any bankruptcy, insolvency or analogous laws and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Subsidiary Guarantees, then any Representative of Guarantor Senior Debt of the Guarantors or any holder thereof if there is no Representative therefor may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such Representative notified the Trustee and the Company of its intention to do so and (ii) 30 days preceding the last day it is permitted to file such claim.

Section 13.17.  Rights of Trustee as Holder of Guarantor Senior Debt of the
                -----------------------------------------------------------
                Guarantors; Preservation of Trustee's Rights.
                --------------------------------------------

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 13 with respect to any Guarantor Senior Debt of the Guarantors which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt of the Guarantors, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.07 hereof.

Section 13.18.  Article Applicable to Paying Agents.
                -----------------------------------

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 13 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying

Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 13 in addition to or in place of the Trustee; provided, however, that neither Section 13.09 hereof nor Section 13.12 hereof shall apply to the Company or any Wholly Owned Subsidiary of the Company if it or such Wholly Owned Subsidiary acts as Paying Agent.

Section 13.19.   Liquidation, Dissolution and Bankruptcy
                 ---------------------------------------

     To the extent any payment of Guarantor Senior Debt of a Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be a fraudulent or preferential transfer, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt of such Guarantor or part thereof originally intended to be satisfied shall for purposes of this Article 13 be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Guarantor Senior Debt of such Guarantor is declared to be fraudulent or invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent or invalid or otherwise set aside (and all other amounts that would have come due with respect thereto had such obligation not been so affected) shall for purposes of this Article 13 be deemed to be reinstated and outstanding as Guarantor Senior Debt of such Guarantor as if such declaration, invalidity or setting aside had not occurred.


                                  ARTICLE 14.

                      CHANGE OF CONTROL TRIGGERING EVENT

Section 14.01.   Change of Control Triggering Event.
                 ----------------------------------

     If a Change of Control occurs, each Holder of Notes will have the right to require the Company to make an offer (the "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment").

Section 14.02.   Change of Control.
                 -----------------

     Within 30 calendar days following any Change of Control, the Company shall mail a notice to each Holder stating (i) that the Change of Control Offer is being made pursuant to Section 14.01 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 calendar days nor later than 60 calendar days from the date such notice is mailed (the "Change of Control Payment Date");
(iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Payment Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations with respect to the procedural requirements for tender offers conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations with respect to those procedural requirements and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

     (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (b) deposit with the Paying Agent the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Notwithstanding anything to the contrary in this Section 14.02, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section
14.02 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


                                  ARTICLE 15.

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 15.01.   Company's Option to Effect Defeasance or Covenant Defeasance.
                 ------------------------------------------------------------

     The Company may at its option by Board Resolution, at any time, elect to have either Section 15.02 or Section 15.03 hereof applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article 15.

Section 15.02.   Defeasance and Discharge.
                 ------------------------

     Upon the Company's exercise of the option provided in Section 15.01 hereof applicable to this Section 15.02, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Outstanding Securities, on and after the date the conditions set forth below are satisfied (hereinafter, "defeasance"), except as set forth below. For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 15.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 15.04 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, on such Securities when such payments are due from the trust, (b) the Company's obligations with respect to such Securities under Article 2 and Section 9.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and (d) this Article 15. Subject to compliance with this Article 15, the Company may exercise its option under this
Section 15.02 notwithstanding the prior exercise of its option under Section
15.03 hereof.

Section 15.03.   Covenant Defeasance.
                 -------------------

     Upon the Company's exercise of the option provided in Section 15.01 applicable to this Section, (a) the Company shall be released from its obligations under Articles 7 and 14 hereof and Sections 9.06 through 9.17 hereof, inclusive, and (b) the occurrence of an event specified in Sections 4.01(c), 4.01(d), 4.01(e), 4.01(f), 4.01(g), 4.01(i) and 4.01(j) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes) and holders of the Securities and the amounts deposited under Section
15.05 hereof shall cease to be subjected to any obligations to, or the rights of, any holder of Senior Debt. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition, or limitation set forth in any such Section, Clause, or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause, or Article or by reason of any reference in any such Section, Clause, or Article to any other provision herein or in any other document, and such non-compliance shall not constitute a Default or an Event of Default under Section 4.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 15.04.   Conditions to Defeasance or Covenant Defeasance.
                 -----------------------------------------------

     The following shall be the conditions to application of either Section
15.02 or Section 15.03 hereof to the then Outstanding Securities:

     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.10 hereof who shall agree to comply with the provisions of this Article 15 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,

          (i) cash in U.S. dollars in an amount sufficient to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest, on the Securities on the Stated Maturity of such principal in accordance with the terms of this Indenture and of such Securities, or

          (ii) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest, on the Securities on the Stated Maturity of such principal in accordance with the terms of this Indenture and of such Securities, or,

          (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest, on the Securities on the Stated Maturity of such principal in accordance with the terms of this Indenture and of such Securities.

     (b) In the case of an election under Section 15.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in a form reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain, or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge not occurred.

     (c) In the case of an election under Section 15.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in a form reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Securities will not recognize income, gain, or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

     (d) No Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), or (ii) insofar as Section 4.01(i) or 4.01(j) hereof is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

     (e) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

     (f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally.

     (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 15.02 hereof or the covenant defeasance under Section 15.03 hereof (as the case may be) have been complied with.

     (h) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company or with the intent of defeating, hindering, delaying, or defrauding creditors of the Company or others.

Section 15.05.   Deposited Money and Government Securities to be Held in Trust;
                 --------------------------------------------------------------
                 Other Miscellaneous Provisions.
                 ------------------------------

     Subject to the provisions of the last paragraph of Section 9.03 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee - collectively, for purposes of this Section 15.05, the "Trustee") pursuant to Section 15.04 hereof in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 15.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities. The indemnity of this Section 15.05 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

     Anything in this Article 15 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 15.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 15.06.   Reinstatement.
                 -------------

     If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 15.02 or 15.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 15 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 15.02 or 15.03 hereof; provided, however, that if the Company makes any payment of principal of (and premium, if any) or any applicable interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                                  ARTICLE 16.

                                 MISCELLANEOUS

Section 16.01.   Compliance Certificates and Opinions.
                 ------------------------------------

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Section 16.02.   Form of Documents Delivered to Trustee.
                 --------------------------------------

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 16.03.   Acts of Holders; Record Dates.
                 -----------------------------

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 16.03.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.01 hereof) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

     (d) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 16.04.   Notices.
                 -------

     Any notice or communication shall be in writing and delivered in person, or sent by registered or certified mail, by air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:

     if to the Company or any Subsidiary Guarantor:

          Western Gas Resources, Inc.
          12200 N. Pecos Street
          Denver, Colorado  80234
          Fax:  (303) 252-3362
          Attn:  Treasurer

     with a copy to:

          Skadden, Arps, Slate, Meagher &  Flom LLP
          919 Third Avenue
          New York, New York  10022-3897
          Fax:  (212) 735-3664
          Attn:  Susan S. Sutherland

     if to the Trustee:

          For payment, registration, transfer, exchange and tender of the
          ---------------------------------------------------------------
          Securities:
          -----------

          By Hand:
          -------
          Chase Bank of Texas, National Association
          One Main Place
          1201 Main Street, 18th Floor
          Dallas, Texas  75202
          Phone:  214/871-9393 or 800/275-2048
          Attn:  Registered Bond Events

          By Mail:
          -------
          Chase Bank of Texas, National Association
          P. O. Box 2320
          Dallas, Texas  75221-2320
          Phone:  214/871-9393 or 800/275-2048
          Attn:  Registered Bond Events

          For all other communications relating to the Securities:
          -------------------------------------------------------
          Chase Bank of Texas, National Association
          600 Travis Street, Suite 1150
          Houston, Texas  77002
          Phone:  713/216-6686
          Fax:  713/216-5476
          Attn:  Capital Markets Fiduciary Services

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication sent to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

     Failure to send a notice or communication to a Holder or any defect in it shall not effect its sufficiency with respect to other Holders. If a notice of communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.05.   Conflict with Trust Indenture Act.
                 ---------------------------------

     If any provision hereof limits, qualifies or conflicts with a provision which is required to be included in this Indenture by the Trust Indenture Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 16.06.   Effect of Headings and Table of Contents.
                 ----------------------------------------

     The Article and Section headings herein, the table of contents and the cross-reference sheet are for convenience only and shall not affect the construction hereof.

Section 16.07.   Successors and Assigns.
                 ----------------------

     All covenants and agreements in this Indenture by the Company and the Guarantors in this Indenture and the Securities, as applicable, shall bind their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 16.08.   Separability Clause.
                 -------------------

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.09.   Benefits of Indenture.
                 ---------------------

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10.   Governing Law.
                 -------------

     THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

Section 16.11.   Legal Holidays.
                 --------------

     In any case where any Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, or at the Stated Maturity.

Section 16.12.   No Recourse Against Others.
                 --------------------------

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Section 16.13.   Multiple Originals.
                 ------------------

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                              WESTERN GAS RESOURCES, INC.


                              By:____________________________________________
                              Name:__________________________________________
                              Its:___________________________________________


                              GUARANTORS:

                              LANCE OIL & GAS COMPANY, INC.
                              MIGC, INC.
                              MOUNTAIN GAS RESOURCES, INC.
                              PINNACLE GAS TREATING, INC.
                              WESTERN GAS RESOURCES - TEXAS, INC.
                              WESTERN GAS RESOURCES-OKLAHOMA, INC.
                              WESTERN GAS WYOMING, L.L.C.



                              By:____________________________________________
                              Name:__________________________________________
                              Title:_________________________________________

                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                              By:____________________________________________
                              Name:__________________________________________
                              Its:___________________________________________

                                   EXHIBIT A
                              (Face of Security)


                          WESTERN GAS RESOURCES, INC.

                        10% SUBORDINATED NOTES DUE 2009

CUSIP No.  __________                                                  $________

     Western Gas Resources, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum set forth above (or such other principal sum indicated on the Schedule attached hereto which shall not exceed $____) in United States Dollars on June 15, 2009, and to pay interest at the rate of 10% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for in cash in arrears on each June 15 and December 15 to the person in whose name this Security is registered at the close of business on the June 1 or December 1 next preceding such Interest Payment Date, until the principal hereof is paid or made available for payment; provided, however, in the event that (i) the Company has not filed the registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") within 90 days following the Issue Date, (ii) the Exchange Offer Registration Statement has not become effective within 180 days following the Issue Date, (iii) the Company has not filed the resale registration statement (the "Shelf Registration Statement") within the later of 45 days after the time such obligation to file arises or 90 days after the Issue Date, (iv) the Shelf Registration Statement has not become effective within 180 days of the date on which the Shelf Registration Statement was filed, (v) the Exchange Offer has not been consummated within 45 days after the initial effective date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made), or (vi) any registration statement required by the Registration Rights Agreement is filed and declared effective but thereafter is withdrawn by the Company or becomes subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses
(i) through (vi), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, subject to the provisions relating to specific performance described in the Registration Rights Agreement, special interest ("Special Interest"), in addition to the interest that would otherwise accrue on this Security under the terms hereof and the Indenture, without giving effect to the provisions of the Registration Rights Agreement, will accrue at a per annum rate of .25% for the first 90 days of the Registration Default Period, at a per annum rate of .50% for the second 90 days of the Registration Default Period, at a per annum rate of .75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period, provided that the aggregate Special Interest rate shall in no event exceed 1.0% per annum. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement in the case of (i) above and/or the Shelf Registration Statement, in the case of (iii) above, (2) upon the effectiveness of the Exchange Offer Registration Statement in the case of (ii) above and/or the Shelf Registration Statement, in the case of (iv) above, (3) upon completion of the Exchange Offer in the case of (v) above, or (4) upon the filing of a post-effective amendment or an additional registration statement that causes the Exchange Offer Registration Statement and/or the Shelf Registration Statement to again be declared effective or made usable in the case of (vi) above, the Special Interest payable as a result of such clause (i), (ii), (iii), (iv), (v) or (vi), as applicable, shall cease accruing and the interest rate shall revert to the original rate prior to any Registration Default.

     Any accrued and unpaid interest on this Security upon the issuance of an Exchange Note in exchange for this Security shall cease to be payable to the Holder hereof, but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related record date.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at New York, New York, maintained for such purpose or at any other office or agency maintained by the Company for such purchase (any such location being called a "Place of Payment"); provided, however, that at the option of the Company payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be payable in cash. Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall be paid to the Person in whose name this Security is registered at the close of business on a special record date ("Special Record Date") for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities at least 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange.

     If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose, or at any other Place of Payment, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company as permitted under the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  June 15, 1999

                                    WESTERN GAS RESOURCES, INC.



                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________
Attest:_______________________
Name:_________________________
Title:________________________


               [Form of Trustee's Certificate of Authentication]

Certificate of Authentication

Dated:  June 15, 1999

This is one of the Securities referred to in the within-mentioned Indenture.

                                    CHASE BANK OF TEXAS,
                                    NATIONAL ASSOCIATION,
                                    as Trustee


                                    By:_____________________________________
                                       Authorized Signatory

                              (Back of Security)

     THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.05 OF THE INDENTURE, (ii) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(a) OF THE INDENTURE,
(iii) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (iv) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

     This Security is one of a duly authorized issue of securities of the Company designated as its 10% Senior Subordinated Notes due 2009 (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 15, 1999 (as it may from time to time be supplemented or amended by one or more supplemental indentures, herein called the "Indenture"), by and among the Company, the Guarantors and Chase Bank of Texas, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors and the Trustee of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This issue of Securities is limited in aggregate principal amount to $155,000,000.

     The Securities are subject to redemption at the option of the Company, in whole or in part at any time on or after June 15, 2004, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at such Holder's address appearing on the Securities Register, in principal amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on June 15 of each of the years set forth below, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.


          Year                           Percentage

          2004                           105.00%
          2005                           103.75%
          2006                           102.50%
          2007                           101.25%
          2008 and thereafter            100.00%

In addition, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Securities originally issued under the Indenture on the Issue Date on any one or more occasions prior to June 15, 2002, at a redemption price equal to 110% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the Redemption Date; provided that at least 65% of the aggregate principal amount of Securities originally issued on the Issue Date remains outstanding immediately after such redemption (excluding Securities held by the Company and its subsidiaries) and such redemption must occur within 90 days after the receipt by the Company of the net cash proceeds of such Public Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

     If less than all of the Securities are to be redeemed at any time, the Trustee shall select if the Securities are listed, in compliance with the requirements of the principal national securities exchange in which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or by such manner as it shall deem fair and appropriate, the particular Securities to be redeemed; provided that Securities redeemed in part will only be redeemed in integral multiples of $1,000.

     The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to purchase for some or all of the Securities in accordance with the terms of the Indenture.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     In the event of redemption or purchase pursuant to a mandatory offer to purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the then Outstanding Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also provides that, without the consent of any Holder, the Company and the Trustee may amend the Indenture or enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated securities in addition to or in place of certificated Securities, or make any change that would provide any additional rights or benefits to the Holders of these Securities or that does not adversely affect the legal rights under the Indenture of any Holder. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     The Securities are subordinated in right of payment, to the extent and in the manner provided in Article 11 of the Indenture, to the prior payment in full of all Senior Debt, which includes (i) all Indebtedness outstanding under the Senior Debt Agreements and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or any other Indebtedness of the Company and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (3) any trade payables, (4) any Indebtedness that is incurred in violation of the Indenture,
(5) any Indebtedness represented by preferred stock or (6) any Indebtedness evidenced by the Securities. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees and each Holder of Securities by accepting a Security consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     Pursuant to, and as fully set forth in Articles 12 and 13 of the Indenture, each Guarantor has unconditionally and irrevocably guaranteed, jointly and severally, to each Holder and to the Trustee and its successors and assigns on a senior subordinated basis (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other Obligations of the Company under the Indenture and the Securities.

     As provided in the Indenture, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or the Subsidiary Guarantees, for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

     Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased in its entirety by the Company pursuant to Sections 9.14 or 14.02 of the Indenture, check the box: [ ]

     If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 9.14 or 14.02 of the Indenture, state the amount (which must be $1,000 or integral multiples thereof): $_________________.

Dated:____________________   Your Signature:_______________________________
                                           (Sign exactly as name appears on
                                            the other side of this Security)

Signature Guarantee:___________________________________
                    (Signature must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company)

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:______________________  Your Signature:___________________________________
                                             (Sign exactly as name appears on
                                             the other side of this Security)

Signature Guarantee:_________________________________________
                    (Signature must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company)

                      SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges of a part of this Global Security for another Global Security or for Definitive Securities have been made:


                                                Principal Amount   Signature of
               Amount of         Amount of       of this Global     authorized
              decrease in       increase in         Security        officer of
            Principal Amount  Principal Amount   following such     Trustee or
Date of     of this Global     of this Global       decrease         Security
Exchange       Security           Security        (or increase)     Custodian
----------   ------------     ----------------  -----------------  ------------

                                   EXHIBIT B
                        FORM OF CERTIFICATE OF TRANSFER

Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado  80234-3439

Chase Bank of Texas, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002

     Re:  Western Gas Resources, Inc. 10% Senior Subordinated Notes due 2009

     Reference is hereby made to the Indenture with respect to the above-referenced securities, dated as of June 15, 1999 (the "Indenture"), among Western Gas Resources, Inc., as issuer (the "Company"), the guarantors named therein and Chase Bank of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of U.S. $_________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

     [CHECK ALL THAT APPLY]

     1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

     2. [ ] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Security, the Regulation S Temporary Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

     3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.
The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

     (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

     (d) [ ] such Transfer is being effected to an IAI and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than U.S. $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Definitive Securities and in the Indenture and the Securities Act.

     4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

     (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

     (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

     (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United

States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    -----------------------------------
                                    [Insert Name of Transferor]


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


Dated:
      --------------,-----

                      ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

          [CHECK ONE OF (a) OR (b)]

          (a) [_]    a beneficial interest in the:

              (i)    [_] 144A Global Security (CUSIP _________); or

              (ii)   [_] Regulation S Global Security (CUSIP _________); or

              (iii)  [_] IAI Global Security (CUSIP ________); or

          (b) [_] a Restricted Definitive Security.

     2.   After the Transfer the Transferee will hold:

          [CHECK ONE]

          (a) [_]    a beneficial interest in the:

              (i)    [_] 144A Global Security (CUSIP ________); or

              (ii)   [_] Regulation S Global Security (CUSIP ________); or

              (iii)  [_] IAI Global Security (CUSIP ________); or

              (iv)   [_] Unrestricted Global Security (CUSIP ________); or

          (b) [_] a Restricted Definitive Security; or

          (c) [_] an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE

Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado  80234-3439

Chase Bank of Texas, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002

     Re: Western Gas Resources, Inc. 10% Senior Subordinated Notes due 2009 (CUSIP _____________)

     Reference is hereby made to the Indenture with respect to the above-referenced securities, dated as of June 15, 1999 (the "Indenture"), among Western Gas Resources, Inc., as issuer (the "Company"), the guarantors named therein and Chase Bank of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of U.S. $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

          (b) [_] Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ___ 144A Global Security, ____ Regulation S Global Security,
___ IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                         ____________________________
                                            [Insert Name of Owner]


                                         By:_________________________
                                         Name:_______________________
                                         Title:______________________

Dated: ________________, ____

                                   EXHIBIT D
                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado  80234-3439

Chase Bank of Texas, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002

     Re:  Western Gas Resources, Inc. 10% Senior Subordinated Notes due 2009

     Reference is hereby made to the Indenture with respect to the above-referenced securities, dated as of June 15, 1999 (the "Indenture"), among Western Gas Resources, Inc., as issuer (the "Company"), the guarantors named therein and Chase Bank of Texas, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of U.S. $____________ aggregate principal amount of:

     (a)  [ ]  a beneficial interest in a Global Security, or
     (b)  [ ]  a Definitive Security,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than U.S. $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                         ____________________________________
                                         [Insert Name of Accredited Investor]


                                         By:_________________________________
                                         Name:_______________________________
                                         Title:______________________________

Dated: __________________, ____